                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement                [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) to Rule 14a-12

                          Central Sprinkler Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:

         Common Stock, $.01 par value per share

2)       Aggregate number of securities to which transaction applies:

         3,864,137 Shares of Common Stock, plus options to purchase 1,001,500 shares of common stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee was determined based upon: (a) the purchase of 3,864,137 issued and outstanding shares of Common Stock, as of July 12, 1999, at a price of $30.00 in cash per share and (b) the cancellation of options to purchase an aggregate of 1,001,500 shares of Common Stock, which options have exercise prices ranging from $7.81 to $50.00, in consideration for a payment equal to the exercise price of such options multiplied by the number of shares subject to such options. The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1) equals 1/50th of one percent of the proposed cash payment to the holders of Common Stock and options.

4)       Proposed maximum aggregate value of transaction: $125,119,820.00

5)       Total Fee Paid:  $25,023.97

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ___________________________________________

         2)       Form, Schedule or Registration Statement No.
                  ___________________________________________

         3)       Filing Party:
                  ___________________________________________

         4)       Dated Filed:

                  ___________________________________________

                          CENTRAL SPRINKLER CORPORATION
                             451 North Cannon Avenue
                               Lansdale, PA 19446
                                 (215) 362-0700

                                                                  [______], 1999


Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of Central Sprinkler Corporation to be held at [_______________________________] on August 25, 1999 at [____] a.m. local time.

         At this meeting, you will be asked to vote on the acquisition, by means of a merger, of Central Sprinkler Corporation by Tyco International Ltd. In the merger, you will be entitled to receive $30.00 in cash for each share of Central Sprinkler Corporation common stock that you own.

         A merger agreement with certain wholly owned subsidiaries of Tyco International Ltd. has been approved by your Board of Directors. In deciding to approve the merger agreement, your Board of Directors received the opinion of Schroder & Co. Inc., its investment banker, dated June 15, 1999, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received by Central Sprinkler Corporation shareholders in the merger, as of such date, was fair to such shareholders from a financial point of view. The Board of Directors has concluded that the proposed merger is in the best interests of Central Sprinkler Corporation's shareholders and, therefore, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

         The attached notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

         Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. The merger is an important step for Central Sprinkler Corporation and its shareholders. THE MERGER CANNOT BE COMPLETED UNLESS CENTRAL SPRINKLER CORPORATION SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

         On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval of the merger agreement.

                                   Sincerely,



                                   /s/ E. Talbot Briddell
                                   E. Talbot Briddell
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer

                          CENTRAL SPRINKLER CORPORATION
                             451 North Cannon Avenue
                               Lansdale, PA 19446
                                 (215) 362-0700

                           NOTICE AND PROXY STATEMENT
                           --------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 25, 1999

To the shareholders of Central Sprinkler Corporation:

         This notice is provided to inform you that a Special Meeting of Shareholders of Central Sprinkler Corporation ("Central") will be held at [________________________________] on August 25, 1999 at _____ a.m. local time
(the "Meeting"), for the following purposes:

         1. To consider and vote on a proposal (the "Proposal") to approve an Agreement and Plan of Merger, dated as of June 15, 1999 (the "Merger Agreement"), by and among Central, Tyco Acquisition Corp. VI ("Parent"), a wholly-owned subsidiary of Tyco International Ltd. ("Tyco International"), Alpha Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"; and together with Parent, collectively, "Tyco"), which includes the Guarantee of Tyco's obligations by Tyco International. Pursuant to the Merger Agreement, Merger Sub will be merged into Central (the "Merger"), with Central continuing as the surviving corporation (the "Surviving Corporation"). If the Merger Agreement is approved and the Merger approved by the shareholders and the other conditions to the Merger are satisfied or waived, each share of common stock of Central ("Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of Common Stock held by Central as treasury stock, which shares shall be canceled, and (ii) shares as to which statutory appraisal rights have been exercised) will be converted into the right to receive $30.00 in cash, without interest (the "Merger Consideration"). The actual terms of the Merger are contained in the Merger Agreement. The Merger Agreement is included in the Proxy Statement as Appendix A.

         2. To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof, and matters incident to the conduct of the Meeting.

         The Board of Directors has fixed the close of business on July 23, 1999 as the record date for the determination of shareholders of Central entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Shareholders may vote in person or by proxy. In the event that there is not a quorum present at the Meeting, in person or by proxy, Central expects that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by Central. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to the Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal. The Proxy Statement and the accompanying proxy card will first be sent to shareholders on or about [______], 1999.

         Whether or not you plan to attend the Meeting in person, please mark, date and sign your proxy, and mail it in the stamped envelope enclosed for your convenience. In order to avoid the additional expense to Central of further solicitation, we ask your cooperation in mailing your proxy promptly. Returning the proxy does not affect your right to vote in person on all matters brought before the Meeting, but will help assure a quorum if you do not attend.



                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ E. Talbot Briddell
                                          E. Talbot Briddell
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer



Lansdale, PA
[_______], 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................................................

SUMMARY...................................................................................................

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING............................................................

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA.............................................

VOTING SECURITIES OF THE COMPANY..........................................................................

SOLICITATION OF PROXIES...................................................................................

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE...........................................................

THE MERGER................................................................................................
     Purpose, Structure and Effect of the Merger..........................................................
     Background of the Merger.............................................................................
     Central's Reasons for the Merger; Recommendation of the Board of Directors...........................
     Opinion of Schroder & Co. Inc. ......................................................................
     Interests of Certain Persons in the Merger...........................................................
     Merger Agreement
       Terms of the Merger................................................................................
       Conversion of Common Stock in the Merger...........................................................
       Appraisal Rights...................................................................................
       Equity Based Incentive Awards......................................................................
       Payment of Shares..................................................................................
       Representations and Warranties.....................................................................
       Conduct of Business by Central.....................................................................
       No Solicitation....................................................................................
       Consents; Approvals................................................................................
       Indemnification and Insurance......................................................................
       Notification of Certain Matters....................................................................
       Further Action/Tax Treatment.......................................................................
       Public Announcements...............................................................................
       Employee Matters...................................................................................
       Conditions to the Obligations of Each Party to Effect the Merger...................................
       Additional Conditions to Obligations of Tyco.......................................................
       Additional Conditions to Obligations of Central....................................................
       Conditions to Termination..........................................................................
       Fees and Expenses..................................................................................
       Amendment and Waiver; Parties in Interest..........................................................
     Accounting Treatment.................................................................................
     Certain Effects of the Merger........................................................................
     Federal Income Tax Consequences......................................................................
     Regulatory Compliance................................................................................

APPRAISAL RIGHTS..........................................................................................

INFORMATION REGARDING CENTRAL.............................................................................

INFORMATION REGARDING TYCO................................................................................

MARKET PRICE  FOR THE CENTRAL COMMON STOCK................................................................

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS.............................................

INDEPENDENT ACCOUNTANTS...................................................................................

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................................................

OTHER BUSINESS............................................................................................


Appendix A - Agreement and Plan of Merger

Appendix B - Opinion of Schroder & Co. Inc.

Appendix C - Appraisal Rights Statute

                          Central Sprinkler Corporation
                             451 North Cannon Avenue
                               Lansdale, PA 19446
                                 (215) 362-0700

                                 PROXY STATEMENT
                                 ---------------

                         SPECIAL MEETING OF SHAREHOLDERS
                  OF CENTRAL SPRINKLER CORPORATION ("Central")
                                 AUGUST 25, 1999


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       Why is Central recommending the Merger Agreement?

A:       In the opinion of your Board of Directors, in order for Central to compete more effectively and increase its per share value, it would be necessary to become a larger, diversified and better capitalized enterprise. Your Board of Directors, therefore, concluded that a sale of Central at the current time is in the best interests of Central's shareholders. In addition, your Board of Directors received the opinion of Schroder & Co. Inc. ("Schroders"), its investment banker, dated June 15, 1999, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair, from a financial point of view, to the Central shareholders, other than Tyco, Tyco International and their affiliates. The actual text of the opinion of Schroders is included in this Proxy Statement as Appendix B. The price of $30.00 per share represents an 84% premium over the average closing market price of the shares over the three month period ended June 15, 1999.

Q:       What will I receive in the Merger?

A:       If the Merger is completed, the Central shareholders will have the right to receive $30.00 in cash for each share of Central's common stock they own.

Q:       Do I have the option to receive common stock of Tyco International in the Merger?

A:       No.

Q:       What is the required vote?

A:       The affirmative vote of the holders of a majority of the votes cast at the Meeting is required to approve the Merger Agreement.

Q:       What do I need to do now? Should I send in my stock certificates now?

A:       Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Meeting. In addition, you may attend and vote at the Meeting in person, whether or not you have signed and mailed your proxy card. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. If the Merger is completed, you will receive written instructions on how to exchange them.

Q:       What if I want to change my vote?

A:       Just send in a later-dated, signed proxy card before the Meeting or attend the Meeting in person and vote.

Q:       If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:       Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will not be counted as a vote cast.

Q:       When do you expect the Merger to be completed?

A:       Central and Tyco are working toward completing the Merger as quickly as possible. We hope to complete the Merger on or prior to November 30, 1999.

Q:       Whom should I call with questions?

A. If you have any questions about the Merger, please call Central Investor Relations at (215) 362-0700.

                                     SUMMARY

         This summary highlights selected information from this document. This summary may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find Additional Information" at page 37 of this Proxy Statement. The actual terms of the Merger are contained in the Merger Agreement. The Merger Agreement is included in this Proxy Statement as Appendix A.

Central's Business

         Central is a leading manufacturer of automatic fire sprinkler heads, valves, grooved couplings and fittings, CPVC plastic pipe and fittings, steel pipe, and other sprinkler system components as well as a distributor of component parts of complete automatic fire sprinkler systems that are either manufactured by Central or purchased by Central for resale to its customers. Approximately 82% of Central's fiscal 1998 annual net sales are derived from products manufactured by Central and approximately 18% are purchased by Central for resale to its customers.

         Central's wide variety of products are marketed for commercial, industrial, residential and institutional uses throughout the world. Central sells its products to more than 3,000 customers, most of which are sprinkler installation contractors.

The Merger Consideration

         In the Merger, Central Shareholders will receive $30.00 per share in cash for their common stock. Holders of stock options will receive $30.00 less the exercise price of their options. The total amount to be paid to all holders of common stock (assuming no shareholders exercise their statutory appraisal rights) and holders of stock options will be approximately $125.1 million.

Voting

         At the Meeting, the holders of common stock will vote on a proposal to approve the Merger Agreement. Each share of common stock is entitled to one vote. In order to be approved, a majority of all the votes cast must be voted in favor of approving the Merger Agreement. On the record date, there were [__________] shares of common stock outstanding and entitled to vote which were held by approximately [___] shareholders of record.

         Members of the Central Board of Directors and officers of Central, including the Chairman of the Board and Chief Executive Officer, who have the power to vote approximately 12.9% of the outstanding shares of common stock, have indicated that they intend to vote their shares in favor of the Merger.

Record Date

         The close of business on July 23, 1999 is the record date for determining who is entitled to vote at the Meeting.

Recommendation of the Central Board of Directors

         The Central Board of Directors has approved the Merger Agreement and unanimously recommends that you vote to approve the Merger Agreement. The Central Board of Directors believes that the Merger is fair to, and in the best interests of, Central shareholders.

Factors Considered by the Central Board of Directors

         In reaching its decision to recommend approval of the Merger Agreement, the Central Board of Directors considered a number of factors. These included the following:

         o The Central Board of Directors believed that in order for Central to compete more effectively in its market and increase shareholder value, it is necessary to become or to combine with a larger, diversified and better capitalized enterprise. Accordingly, the Central Board of Directors concluded that a sale of Central at the current time is in the best interests of the shareholders of Central.

         o The Central Board of Directors believes that $30.00 per share is the highest price that Tyco or another third party would be willing to pay for Central at this time. The Central Board of Directors formed this belief after substantial efforts to identify interested parties and substantial negotiations with Tyco to obtain the highest possible price.

         o The Central Board of Directors compared the historical market prices of the Common Stock with the Merger Consideration. The Merger Consideration represents an 84% premium over the average closing market price of the shares over the three month period ended June 15, 1999.

         o The Merger Agreement allows third parties to make bona fide offers to acquire Central and specifically permits the Central Board of Directors to provide information to and negotiate with third parties. A termination fee may be owed to Tyco if Central accepts a financially superior proposal.

Opinion of  Schroder & Co. Inc.

         On June 15, 1999, Schroders delivered to the Central Board of Directors its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of such date, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair, from a financial point of view, to the Central shareholders, other than Tyco, Tyco International and their affiliates. The opinion of Schroders is included in this Proxy Statement as Appendix B. Shareholders of Central are urged to read the opinion of Schroders in its entirety.

Interests of Central Management in the Merger

         All members of the Central Board of Directors and officers of Central own stock options and/or common stock of Central and, to that extent, their interest in the Merger is the same as yours. However, some of the officers and directors of Central have interests in the Merger that are different from your interests as a shareholder. Some of these interests are set forth below. The Central Board of Directors was aware of these interests and considered them in recommending and approving the Merger.

         o Certain Central officers will be entitled to deferred compensation, severance payments or other consideration as a result of the Merger.

         o The Merger Agreement provides that all rights to indemnification in favor of any present or former director or officer of Central as provided in the Central Bylaws and Articles of Incorporation or certain applicable indemnification agreements shall survive for six years after the date of the Merger Agreement with respect to matters occurring at or prior to the effective time of the Merger. Tyco, subject to certain limitations, will provide for a period of no less than six years after the Merger to directors and officers of Central an insurance and indemnification policy that provides coverage for events occurring at or prior to the effective time of the Merger that is no less favorable than Central's existing policy.

Appraisal Rights

         Any shareholder who does not wish to accept the Merger Consideration has the right under Pennsylvania law to receive the "fair value" of his or her shares as determined by a Pennsylvania court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

                  o        you must not vote in favor of the Merger; and

                  o you must make a written demand for appraisal before the vote on the Merger.

         Merely voting against the Merger will not protect your right of appraisal. Appendix C to this proxy statement contains the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") relating to appraisal rights.

Conditions to the Merger

          The obligations of Central and Tyco to complete the Merger are subject to a number of conditions. If these conditions are not satisfied or waived, the Merger will not be completed. The most important of the mutual conditions are:

                  o approval of the Merger Agreement by the Central shareholders;

                  o expiration or earlier termination of the waiting period under the federal antitrust pre-merger notification law;

                  o absence of any statute, rule, regulation or order that would prevent completion of the Merger; and

                  o absence of legal restraints or prohibitions that would prevent completion of the Merger.

         Several additional conditions exist that must be met in order to require Tyco to complete the Merger. The most important of these conditions are:

                  o        Central's compliance with the Merger Agreement;

                  o accuracy in all material respects of the representations and warranties made by Central in the Merger Agreement;

                  o absence of a material adverse change with respect to Central; and

                  o obtaining all material consents, waivers, approvals or orders necessary to be obtained by Central to complete the Merger.

         Additional conditions exist that must be met in order to require Central to complete the Merger. The most important of these conditions are:

                  o        Tyco's compliance with the Merger Agreement;

                  o accuracy in all material respects of the representations and warranties made by Tyco in the Merger Agreement; and

                  o obtaining all material consents, waivers, approvals or orders necessary to be obtained by Tyco to complete the Merger.

Termination of the Merger Agreement

         Either Tyco or Central may terminate the Merger Agreement if:

                  o they mutually agree to terminate the Merger Agreement before or after shareholder approval;

                  o the Merger has not been consummated by November 30, 1999, unless the terminating party has caused the failure to meet the closing conditions by wrongful action or a failure to act;

                  o        there exist legal restraints preventing the Merger;

                  o the shareholders of Central do not approve the Merger; or

                  o the other party materially breaches its representations, warranties, covenants or agreements and that breach is not or cannot be remedied.

         In addition, Tyco may terminate the Merger Agreement if the Board of Directors of Central has withdrawn or adversely modified its approval or recommendation of the Merger or recommends an alternative acquisition transaction with a third party. Subject to certain conditions, Central may terminate the Merger Agreement to accept an acquisition proposal deemed by the Central Board of Directors to be more favorable to Central and its shareholders than the proposed Merger with Tyco.

Non-solicitation Provisions

         Central has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Central may respond to unsolicited transaction proposals if required by the Central Board of Directors' fiduciary duties. Central must promptly notify Tyco if it receives proposals for any such alternative acquisition transactions.

Termination Fees

         If the Merger is terminated under specified circumstances, Central may be required to pay a termination fee of $6.0 million to Tyco and pay Tyco's reasonable out-of-pocket expenses of up to $300,000 to Tyco. Tyco may be required to pay to Central a termination fee of up to $6.0 million and pay Central's reasonable out-of-pocket expenses of up to $300,000 if the Merger is terminated under certain circumstances.

Federal Income Tax Consequences

         You will be taxed for federal income tax purposes on your receipt of the Merger Consideration to the extent that the amount you receive exceeds your tax basis in your Central Common Stock. Because determining the tax consequences of the Merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, and because state tax laws may apply as well, you should consult your tax advisor in order to understand fully how the Merger will affect you.

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                  (Amounts in thousands, except per share data)

         The following table sets forth Central's selected consolidated historical financial data. Central's statement of operations data for fiscal 1996, 1997 and 1998 and the balance sheet data as of the end of fiscal 1996, 1997 and 1998 have been derived from Central's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in this Proxy Statement. The statement of operations data for fiscal 1994 and 1995 and the selected balance sheet data as of the end of fiscal 1994 and 1995 have been derived from consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, and are not included in this Proxy Statement. The selected financial data as of April 30, 1999 and 1998 and for the six months ended April 30, 1999 and 1998 have been derived from unaudited interim financial statements and, in management's opinion, include all adjustments necessary for a fair presentation of the financial position and the results of operations for those periods.

                                                                                 Diluted Net        Cash
                                                  Operating          Net        Income (Loss)     Dividends
CONSOLIDATED                               Net      Income         Income        Per Common      Per Common
OPERATIONS                                Sales     (Loss)  (1)     (Loss)           Share          Share
------------                              -----   --------  ---     ------       ------------     ----------
Six Months Ended April 30, 1999         $108,768    $7,206          $3,181        $  .95             $ -
Six Months Ended April 30, 1998          110,273     4,325           1,233           .37               -


Year Ended October 31, 1998              224,930   (27,288) (2)    (22,604) (2)    (6.89) (2)          -
Year Ended October 31, 1997              221,990       745  (2)     (2,542) (2)     (.78) (2)          -
Year Ended October 31, 1996              187,220     8,999  (2)      3,763  (2)     1.13  (2)          -
Year Ended October 31, 1995              158,849    15,305           8,458          2.50               -
Year Ended October 31, 1994              116,249     6,428           4,018  (3)      .80  (3)          -


                                                                                                     Net Book
CONSOLIDATED                                         Long-         Total                             Value Per
FINANCIAL                                 Total      Term        Long-Term        Shareholders'     Per Common
POSITION                                  Assets     Debt       Obligations (4)      Equity           Share
------------                              ------     ----       ----------- ---   -------------     ----------
As of April 30, 1999                    $165,389   $69,381         $85,044           $34,005          $ 8.84
As of April 30, 1998                     179,306    78,852          85,439            54,386           14.14


As of October 31, 1998                   177,104    76,807         100,244            30,767            8.00
As of October 31, 1997                   188,027    79,918          89,124            52,898           13.76
As of October 31, 1996                   150,918    24,674          26,911            54,392           14.34
As of October 31, 1995                   117,360    27,516          29,669            49,550           13.07
As of October 31, 1994                    99,061    19,391          21,458            51,101           10.31


SELECTED FINANCIAL DATA FOOTNOTES
      (1) Operating income (loss) represents income before income taxes and interest expense (income), net.
      (2) After an unusual third quarter Omega(TM) charge of $38,015 ($26,610 net of tax or $8.10 per share) in fiscal 1998 and unusual fourth quarter Omega(TM) charges of $13,200 ($8,976 net of tax or $2.74 per share) in fiscal 1997 and $3,750
               ($2,362 net of tax or $.72 per share) in fiscal 1996.
      (3) After favorable cumulative effect of $238 ($.05 per share) due to accounting change for income taxes.
      (4) Includes long-term debt, the long-term portion of Omega(TM) liabilities, long-term deferred income taxes and other noncurrent liabilities.

                 TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

         The proxy statement and the accompanying proxy card are solicited by the Board of Directors of Central. These proxies will be used at the Special Meeting of Shareholders (the "Meeting") to be held at [____] a.m. local time, on August 25, 1999 at [________________________], and at any and all adjournments thereof. The purpose of the Meeting is to consider and vote on a proposal to approve the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will be merged into Central, with Central continuing as the Surviving Corporation. The Board of Directors of Central unanimously approved the Merger Agreement. The Board of Directors of Central unanimously recommends that the Central shareholders vote FOR approval of the Merger Agreement and the Merger. See "The Merger--Background of the Merger."

                        VOTING SECURITIES OF THE COMPANY

         Only holders of record of Central's Common Stock at the close of business on July 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, [__________] shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Meeting. This Proxy Statement and the proxy card will be sent to shareholders beginning on or about [_______], 1999. If you give a proxy, you may revoke it at any time before the proxy is voted. You may revoke your proxy before it is voted by executing another proxy at a later date, by notifying the secretary of Central in writing of your revocation, or by attending in person and voting at the Meeting.

         THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST BY SHAREHOLDERS PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO APPROVE THE MERGER AGREEMENT.

         Members of the Board of Directors and officers of Central, including Central's Chairman of the Board and Chief Executive Officer, who have the power to vote approximately 12.9% of the outstanding shares of Common Stock, have indicated that they intend to vote their shares in favor of the Merger.

         If the enclosed proxy is duly executed and received in time for the Meeting, and if no contrary instructions are included on the proxy, it is the intention of the persons named as proxies to vote the shares of Common Stock represented thereby in favor of the proposal to approve the Merger Agreement, and in the discretion of the persons named as proxies in connection with any other business that may properly come before the Meeting or any adjournment thereof. At this time, Central knows of no other matters that may be presented for shareholder action at the Meeting.

         Under Pennsylvania law and the bylaws of Central, the presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Meeting shall constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. In the event that there is not a quorum present at the meeting, in person or by proxy, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by Central. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to the Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal. Votes withheld, abstentions and "broker non-votes" will not be counted as votes cast and will not be voted.

         THE CENTRAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH CENTRAL'S SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CENTRAL OR ANY OTHER PERSON.

         The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof, ________, 1999.

                             SOLICITATION OF PROXIES

         Central has retained [_________________] (the "Proxy Agent") to assist in the solicitation of proxies. Central will pay the Proxy Agent a fee of approximately $[_____] for its services, plus reimbursement for its out-of-pocket expenses. Central will pay all additional expenses of the solicitation of proxies for the Meeting, including the cost of mailing. In addition to solicitation by mail and the services performed by the Proxy Agent, officers and regular employees of Central may solicit proxies from shareholders by telephone, telegram, facsimile or in person. Central will not pay these individuals any additional compensation for such services, except for the reimbursement of any reasonable out-of-pocket expenses that they incur.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Some statements contained or incorporated by reference in this Proxy Statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements and Central's results are subject to numerous risks, uncertainties and assumptions, including but not limited to the risk factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Forward Looking Statements" in Central's 10-K for the year ended October 31, 1998.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

                                   THE MERGER

         This section, as well as the next section "The Merger Agreement," describe the material aspects of the proposed Merger. These discussions are qualified in their entirety by reference to the Merger Agreement, which is attached as an Annex to this document, and to the other documents that are discussed in this document. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

Purpose, Structure and Effect of the Merger

         The purpose of the Merger is for Tyco International to acquire all of the outstanding capital stock of Central and to provide Central shareholders with $30.00 in cash for each share of Common Stock that they hold. In connection with the Merger: (i) Central as the surviving corporation in the Merger will become a wholly-owned subsidiary of Tyco; and (ii) the holders of Common Stock (other than holders of Common Stock who perfect their statutory appraisal rights) will receive $30.00 per share, in cash (the "Merger Consideration"). See "Background of the Merger."

         If the Merger is consummated, the shareholders of Central will no longer have any equity interest in such company, and therefore will not share in its future earnings and growth. Instead, each shareholder (other than shareholders who perfect statutory appraisal rights) will receive, upon surrender of the certificate or certificates evidencing the Common Stock, the Merger Consideration.

Background of the Merger

         In December of 1998, Central was approached by Tyco regarding a potential acquisition of Central by Tyco. After consultation with Schroders and legal counsel, Central declined Tyco's invitation to discuss a potential acquisition. At that time, Central declined Tyco's invitation due to uncertainties affecting Central's business resulting from the institution of seven class action lawsuits as well as an administrative lawsuit filed on March 4, 1998 by the United States Consumer Product Safety Commission ("CPSC").

         On March 22, 1999, representatives of Central were contacted by Schroders and advised that Tyco continued to be interested in meeting with representatives of Central to discuss Tyco's interest in acquiring Central.

         At a meeting on April 5, 1999 between representatives of Central and Tyco, Tyco indicated that it was interested, subject to due diligence, in acquiring Central, and suggested that further meetings between representatives of Central and Tyco would be appropriate. At this meeting, Central indicated that it was interested in pursuing discussions regarding a potential acquisition, but that Central's Board of Directors would have to be consulted before proceeding with further discussions.

         On April 9, 1999, Central convened a telephonic meeting of the Executive Committee of its Board of Directors. At this meeting, the Executive Committee authorized Central to enter into a confidentiality agreement with Tyco and to begin initial discussions with Tyco regarding a potential acquisition of Central.

         On April 14, 1999, Tyco entered into a confidentiality and non-disclosure agreement in favor of Central, and on April 21, 1999, Central delivered certain non-public information to Tyco for review.

         On April 29, 1999, at a meeting between representatives of Central and Tyco, Tyco stated that, subject to satisfactory conclusion of its diligence investigation, Tyco was prepared to pay $28.00 per share, in cash for Central.

         A meeting of the Board of Directors of Central was held on May 5, 1999 (the "May 5 Meeting") to discuss the proposed acquisition of Central by Tyco. Present at this meeting were a majority of the Board of Directors, as well as Peter Hicks and Robert Burns from Schroders. At this meeting, Schroders reviewed various aspects of a possible sale, by merger or otherwise, of all or substantially all of the assets or stock of Central. Schroders also advised the Board of Directors that a second company (the "Second Bidder") had expressed an interest in acquiring Central.

         At the May 5 Meeting, the Board of Directors discussed the advisability of granting Tyco an exclusive right to acquire Central for the proposed price of $28.00 per share. After discussion, the Board of Directors determined that the price of $28.00 was not sufficient to warrant granting Tyco the exclusive right to acquire Central. At this meeting, the Board of Directors directed Central's management to proceed with negotiations for the sale of Central with both Tyco and the Second Bidder. The Board of Directors also directed Schroders to develop a list of other potential strategic and financial buyers, and, with the approval of Central's management, to solicit interest from such potential buyers in acquiring Central.

         Following the May 5 Meeting, Schroders began contacting select strategic and financial buyers. In this process, Schroders contacted 11 strategic buyers and 3 financial buyers. However, no indication of interest from any such potential strategic or financial buyers was competitive with Tyco's latest bid.

         On May 7, 1999, representatives of Central and the Second Bidder met to discuss a possible acquisition of Central. This meeting did not result in an offer from the Second Bidder. However, representatives of Central encouraged the Second Bidder to make an offer after consideration of the potential synergies between the two companies.

         On May 14, 1999, representatives of Central and Tyco met at Tyco's headquarters in New Hampshire. At this meeting, Central advised Tyco that Central was in discussions with another company regarding the sale of Central. Following this meeting, Tyco raised its offer for Central to $30.00 per share, in cash.

         During the week of May 24, 1999, representatives of Central continued to negotiate with Tyco about increasing its offer above $30.00 per share.

         At a meeting of the Board of Directors of Central on June 4, 1999, Schroders reported that it had received no viable offers or indications of interest from any of the strategic or financial buyers it had contacted. At this meeting, the Board of Directors directed management to continue to pursue potential acquisitions with both Tyco and the Second Bidder.

         During the week of June 7, 1999, Central received a draft merger agreement from Tyco, and began to negotiate the terms of such agreement.

         On the morning of June 10, 1999, Central received a letter from the Second Bidder which stated that such Second Bidder was willing to acquire Central for $24.00 per share, subject to an extension of the due diligence period and an exclusivity agreement. The Second Bidder also indicated that it would be willing to increase its offer under certain circumstances.

         At a meeting of the Board of Directors on June 10, 1999, the Board of Directors discussed the offers from both Tyco and the Second Bidder. The Board of Directors determined that it was not willing to agree to an exclusive arrangement with the Second Bidder. In response to the offer from the Second Bidder, the Board of Directors directed Central's management to forward the current draft of the merger agreement received from Tyco to the Second Bidder, and to advise the Second Bidder to complete its due diligence and to submit a final offer, based on the draft merger agreement, to Central by the following Monday, June 14, 1999. The Board of Directors also directed Central's management to continue to negotiate the merger agreement with Tyco.

         On June 14, 1999, the Second Bidder advised Central that it was not willing to comply with Central's request for an offer, and further requested that Central postpone any contemplated transaction until the end of June, 1999 in order to provide the Second Bidder with sufficient time to complete its due diligence.

         At a meeting of the Board of Directors on June 14, 1999, Schroders reported that it had not received any satisfactory offers or other indications of interest from any other potential strategic or financial Buyers. The Board of Directors then reviewed both the outstanding offer with Tyco and the status of the discussions with the Second Bidder. The Board decided to reject the proposal from the Second Bidder because of the uncertainties associated with such proposal, and elected to proceed with the offer from Tyco.

         Schroders then made a presentation to the Board of Directors regarding the proposal from Tyco. In this presentation, Schroders discussed its valuation methodologies and analyses used in evaluating the proposal from Tyco. Schroders then delivered its oral opinion to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the offer from Tyco to acquire Central for $30.00 per share, in cash, was fair to the Central shareholders from a financial point of view.

         After discussion and with the recommendation of Central's senior management, the Board of Directors determined that the Merger was fair to, and in the best interests of the Central shareholders, approved the Merger and authorized and directed the execution of the Merger Agreement, as conclusively negotiated by management.

         Thereafter, negotiations continued by telephone among management of Central and Tyco, and their respective counsel. After the close of business on June 15, 1999, Central and Tyco reached an agreement on all outstanding issues and entered into the Merger Agreement. Prior to the commencement of trading of the Central Common Stock on June 16, 1999, the parties issued a press release announcing the execution of the Merger Agreement.


Central's Reasons for the Merger; Recommendation of the Board of Directors

         The Central Board of Directors has determined that the Merger is fair to, and in the best interests of, the shareholders of Central, and has approved the Merger Agreement. Accordingly, the Board of Directors of Central recommends that the shareholders vote to approve the Merger Agreement and approve the Merger. In reaching its conclusion, Central's Board of Directors considered a number of factors, including:

         o Discussions with Central's senior management and financial advisers concerning the financial condition, results of operation and business of Central on both an historical and prospective basis, and current industry, economic and market conditions.

         o The determination by Central's management and the Board of Directors of Central that, in order for Central to compete more effectively and increase materially its per share value it would be necessary to become a larger, more diversified and better capitalized enterprise. Further, it was their assessment that it would be difficult for Central to achieve this either by acquisition or through internal growth within a reasonable period of time, due in part to Central's limited financial resources especially when compared with the financial resources of many of Central's competitors. Accordingly, the directors concluded that a sale of Central at a premium to current and historical market prices offers shareholders the best opportunity for realizing value on their investment in Central in the foreseeable future.

         o A comparison of the historical market prices of the Common Stock with the Merger Consideration and the observation that the Merger Consideration represents an 84% premium over the average closing market price of the shares over the three month period ended June 15, 1999.

         o The substantial efforts of Schroders and Central in seeking potential acquirors and the conclusion of the Central Board of Directors based on such effort that a merger could not be structured with another purchaser that would offer greater value to Central shareholders.

         o The financial presentation of Schroders and delivery of its oral opinion to the Central Board of Directors on June 15, 1999, which opinion was subsequently confirmed in a written opinion dated as of such date, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair, from a financial point of view, to the Central shareholders other than Tyco, Tyco International and their affiliates. See "Opinion of Schroder & Co. Inc." below and the written opinion of Schroders attached as Appendix B.

         o The terms and conditions of the Merger Agreement include the right of Central's Board of Directors to terminate the Merger Agreement under certain circumstances in the exercise of its fiduciary duties.

         o The recommendation of Central's management that the Merger be approved.

         The foregoing discussion of the factors considered by Central's Board of Directors is not intended to be all-inclusive. In view of the variety of factors considered in connection with its evaluation of the Merger, Central's Board of Directors did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors.

         The Central Board of Directors recommends that the shareholders vote FOR approval of the Merger Agreement and Merger.

Opinion of Schroder & Co. Inc.

         On June 15, 1999, Schroders delivered its oral opinion to the Central Board of Directors, which opinion was subsequently confirmed in a written opinion dated as of such date, to the effect that, as of such date and based upon the assumptions made, matters considered and the limitations of the review undertaken in connection therewith, the Merger Consideration was fair to the holders of Common Stock, other than Tyco and its affiliates and subsidiaries, from a financial point of view.

         A COPY OF THE FULL TEXT OF THE OPINION OF SCHRODERS DATED JUNE 15, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX B. THIS SUMMARY DISCUSSION OF SUCH OPINION OF SCHRODERS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE ENGAGEMENT OF SCHRODERS AND ITS OPINION ARE FOR THE BENEFIT OF THE CENTRAL BOARD OF DIRECTORS, AND ITS OPINION WAS RENDERED TO THE CENTRAL BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. SCHRODERS OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CENTRAL MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF THE COMMON STOCK AND DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER. THE OPINION IS NOT INTENDED TO, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO WHETHER SUCH HOLDER SHOULD VOTE FOR THE MERGER. HOLDERS OF COMMON STOCK ARE URGED TO READ THE OPINION OF SCHRODERS IN ITS ENTIRETY.

         No limitations were imposed by the Board on the scope of Schroders' investigation or the procedures to be followed by Schroders in tendering its opinion. In arriving at its opinion, Schroders, among other things, (i) reviewed a draft, dated June 15, 1999, of the Merger Agreement; (ii) reviewed Central's Annual Reports on Form 10-K for the fiscal years ended October 31, 1994 through 1998, including the audited consolidated financial statements contained therein;
(iii) reviewed Central's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, including the unaudited consolidated financial statements contained therein; (iv) reviewed historical financial results of Central and its subsidiaries prepared by management; (v) had discussions with the senior management of Central regarding the business, operations and prospects of Central and its subsidiaries; (vi) reviewed projections of Central prepared by management; (vii) performed various analyses, as Schroders deemed appropriate, using generally accepted analytical methodologies, including (a) an analysis of premiums paid in public merger and acquisition transactions; (b) the application to the financial results of Central of the public trading multiples of companies which Schroders deemed comparable to Central; (c) the application to the financial results of Central of the multiples reflected in recent merger and acquisition transactions involving businesses which

Schroders deemed comparable to the financial results of Central; and (d) discounting the projected cash flows of Central's operations, (viii) reviewed historical trading prices and volume of Central's common stock; and (ix) performed such other of the financial studies, analyses, inquiries and investigations, as deemed appropriate. In addition, Schroders took into account the results of its solicitations of indications of interest on behalf of Central from persons thought likely to have a possible interest in acquiring Central.

         Schroders also held discussions with members of senior management of Central to discuss the information reviewed by Schroders. Schroders also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria which it deemed relevant, including Schroders' assessment of general economic, monetary and market conditions.

         In preparing its opinion, Schroders assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Schroders or discussed with or reviewed by or for Schroders by Central, or otherwise publicly available, and did not independently verify any such information. With respect to the financial forecast information made available to Schroders by Central, Schroders assumed that such forecasts had been reasonably prepared and reflected the best currently available estimates and judgments of Central management as to the expected future financial performance of Central. Schroders expresses no opinion with respect to such forecasts or the assumptions upon which they are based.

         The matters considered by Schroders in arriving at its opinion are necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Schroders on, and the information made available to it as of, the date of its opinion. Schroders has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion that is brought to its attention after the date of its opinion. Although Schroders evaluated the merger consideration from a financial point of view, Schroders was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiations between Central and Tyco and was approved by Central's Board.

         The engagement of Schroders and its opinion were for the benefit of Central's Board of Directors and its opinion was rendered to the Board for its use in connection with its consideration of the merger. Schroders' opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the shareholders of Central other than Tyco International, Alpha Acquisition Corp. and their affiliates. Such opinion does not constitute a recommendation as to any action the Board of Directors or any shareholder of Central should take in connection with the merger or any aspect thereof. Schroders' opinion is not an opinion as to the structure, terms or effect of any other aspect of the merger or of any of the transactions contemplated in connection therewith or as to the merits of the underlying decision of Central to enter into the merger or any such transaction or any alternative potential transaction.

         In preparing its opinion, Schroders performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Schroders' opinion or of the presentation by Schroders to Centrals' Board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Schroders did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Schroders believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the preparation of its opinion. In its analyses, Schroders made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Central. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values of predictive of future results or values, which may be significantly more less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Schroders' opinion and analyses were only one of many factors considered by Central's Board in its evaluation of the merger and should not be viewed as determinative of the view of the Board or management of Central with respect to the merger consideration or the merger.

         The following is a summary of certain financial and comparative analyses performed by Schroders in connection with its opinion.

Analysis of Comparable Publicly Traded Companies

         Using publicly available information, Schroders compared selected historical and projected financial data, and selected stock market data of Central to the corresponding data of the following six publicly- traded companies that Schroders deemed to be reasonably comparable to Central (collectively the "Comparable Companies"):

         o        Denison International plc

         o        Flowserve Corporation

         o        Graco Inc.

         o        IDEX Corporation

         o        Robbins & Myers Inc.

         o        Watts Industries, Inc.

         Schroders compared (i) the stock prices (ii) market capitalization (defined as share price times total shares outstanding) (iii) stock price to Latest Twelve Months ("LTM") EPS (iv) stock price to calendar year ("CY") 1999 EPS (iv) enterprise values (defined as market capitalization plus total debt, preferred stock and minority interest, and capitalized leases less cash and cash equivalents) (v) enterprise values to LTM earnings before interest and taxes ("EBIT") (vi) enterprise values to CY 1999 EBIT (vii) enterprise values to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and
(viii) enterprise values to CY 1999 EBITDA for each of Central and the selected Comparable Companies.

Discounted Cash Flow ("DCF") Analysis

         Schroders performed a DCF analysis using financial forecasts supplied to Schroders by management of Central for the fiscal years ("FY") October 31, 1999 and October 31, 2000 in the context of Central's historical operating performance. Schroders used these projections and assumptions provided by management, projections for the years ending October 31, 2001 through October 31, 2004. The DCF was calculated as the sum of the present values, using a range of discount rates from 10% to 14% of (i) the projected unleveraged free cash flows from FYs 2000-2004, and (ii) the FY 2004 terminal value based upon a range of multiples from 6.0x to 8.0x projected EBITDA for FY 2004. Schroders then adjusted the enterprise values thus obtained by subtracting existing debt and adding existing cash to get a range of equity values for Central.

Comparable Transaction Analysis

         Using publicly available information, Schroders analyzed certain financial and operating information relating to the following fourteen selected transactions in the flow control industry, each of which were consummated after January 1, 1997 (the purchaser is listed first and is followed by the seller):

         Tinicum Capital Partners/ Haskel International, Inc.
         Code Hennessey & Simmons / Hunt Valve Company
         Watts Industries / Hoke Inc.
         Dover Corporation / Wilden Pump & Engineering
         Cooper Cameron Corporation / Orbit Valve
         IDEX Corporation / Gast Manufacturing
         IDEX Corporation / Knight Equipment International, Inc.
         David Brown Group / Union Pump Company
         Robbins & Myers Inc. / the flow control equipment division of
          J.M. Huber Corporation
         Parker Hannifin Corporation / Honeywell Inc.'s flow business Danaher Corporation / Gems Sensors
         Pentair, Inc. / the pump group of General Signal Corporation

         Durco International / BW/IP Inc.
         Culligan Water Technologies / Ametek's water filtration business

         With respect to each of the transactions analyzed, Schroders computed the equity costs (where applicable, the offer price per share multiplied by total common shares outstanding (the "Equity Cost")) and the adjusted price (the Equity Cost plus latest reported total debt, capitalized leases, preferred stock and minority interest minus total cash and cash equivalents) paid in such transactions and divided the adjusted price by the acquired company's EBIT and EBITDA, for the LTM period corresponding to the date the transaction was announced and the acquired company's projected EBIT and EBITDA for the next fiscal year ending subsequent to the date the transaction was announced.

Premium Analysis

         Schroders analyzed the premiums paid over the stock price of acquired companies in selected merger transactions since 1995, based on stock prices one day, one week, and four weeks prior to the announcement of the transaction. This analysis demonstrated that, on average, the acquired company received a 39%, 33% and 28% premium over its stock price one day, one week and four weeks prior to the announcement of the transaction, respectively. Schroders noted that the $30.00 per share consideration implied by the Merger represents premiums of approximately 34%, 59%, and 75% to Central's closing stock price one day, one week, and four weeks prior to the date (June 16, 1999) the Merger was announced.

         Based on the above analyses, Schroders derived a range of values for Central's common stock from $14.00 to $38.00 per share.

         Pursuant to the terms of Schroders' engagement by Central, Central has agreed, among other things, to pay Schroders for its services in connection with the Merger a financial advisory fee of $1.6 million, a substantial portion of which is contingent on consummation of the Merger. Central has also agreed to reimburse Schroders for reasonable out-of-pocket expenses incurred by Schroders in performing its services, including the reasonable fees and expenses of its outside legal counsel, and to indemnify Schroders and related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

         Schroders, as part of its investment banking business, is continually engaged in the valuation of businesses or their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Schroders has in the past provided investment banking services to Central for which it has received customary fees. Schroders was selected to act as investment bankers to Central's Board of Directors because of its expertise and its reputation in investment banking and mergers and acquisitions.

         Schroders, in the normal course of its business, may trade in securities of Central for its own account and for the accounts of its customers and, accordingly, may hold a long or short position in such securities.

Interests of Certain Persons in the Merger

         Certain Central executive officers and certain members of Central's Board of Directors will receive benefits as a result of the Merger that will be in addition to or different from their interests as shareholders of Central generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and the acceleration and/or payout of benefits under certain agreements and employee benefit plans. Central's Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

Stock Ownership

         Central's directors and executive officers collectively beneficially own as of June 30, 1999, 499,641 shares of Central Common Stock, not including options, which are described below. See "Principal Shareholders and Holdings of Officers and Directors."

Severance and Employment Arrangements

         Central's severance policy provides for severance consisting of salary continuation, benefits on the same basis as active employees during the severance period and vacation in accordance with applicable policy upon termination of an employee's employment. For officers and other employees with employment agreements, the severance provided is set forth in the individual employment agreements, as described below. For managers and professionals, severance consists of four weeks of basic severance, plus one week for each year of service. For supervisors, severance consists of two weeks of basic severance, plus one week for each year of service. For all other employees, severance consists of one week of basic severance, plus one week for each year of service.

         Messrs. George G. Meyer, Central's President, and Stephen J. Meyer, Central's Senior Executive Vice President, are each party to an employment agreement with Central and its subsidiary, Central Sprinkler Company. Each of the employment agreements, as amended, for Messrs. Meyer and Meyer provides that if the executive is removed from his position by Central Sprinkler Company without his consent, the executive may terminate his employment and receive his base salary, incentive compensation, and fringe benefits as set forth in the employment agreement until April 29, 2003. If the foregoing requirements are satisfied, Mr. George Meyer will also receive his bonus as set forth in the employment agreement until April 29, 2003. If Mr. George Meyer fulfills all requirements of his employment agreement and continues in employment through August 1, 1999 and October 1, 1999, he will receive $60,840 and $54,080, respectively on the applicable date. If Mr. Stephen Meyer fulfills all of the requirements of his employment agreement and continues in employment through August 1, 1999 and October 1, 1999, he will receive $45,630 and $40,560, respectively on the applicable date.

         Messrs. James R. Buchanan, Central's Executive Vice President, Sales, and James Golinveaux, Central's Senior Vice President, Engineering, are each party to an employment agreement with Central that provides for payments to each executive officer of $300,000 and $100,000 respectively, within 180 days after a Change of Control (as defined in the employment agreements). If Messrs. Buchanan and Golinveaux terminate employment by giving Central 30 days notice, they will each receive 12 months of severance equal to their salary and incentive compensation for the fiscal year immediately before their termination of employment and will continue to receive fringe benefits during the 12-month period. If Mr. Golinveaux's employment is terminated by Central without cause and no Change of Control (as defined in the employment agreements) has occurred within six months before the his termination of employment, he will receive 12 months of the severance benefits described above. If Mr. Golinveaux's employment is terminated by Central without cause within six months of a Change of Control (as defined in the employment agreements), he will receive 24 months of the severance benefits described above. If Mr. Buchanan's employment is terminated by Central without cause, he will receive 24 months of the severance benefits described above.

         Mr. Albert T. Sabol, Central's Vice President, Financial Reporting and Control, is party to an agreement with Central and certain of its subsidiaries. Mr. Sabol's agreement provides that if his employment is terminated without cause, he will receive severance pay equal to 12 months of his current base salary or payment in accordance with the severance policy then in effect for vice presidents, whichever is greater, and continuation of family health and life insurance for the 12-month period at the same costs as for active employees, his stock options will continue to vest and remain exercisable during the 12-month period and he will receive prepaid out placement services for one year similar to those services received by other executives upon their termination of employment from Central. If prior to October 31, 1999, Mr. Sabol determines that the reporting relationship or his responsibilities are unsatisfactory for any reason, he may elect to receive the severance package described above. However, to receive the severance package, he must remain actively employed and effectively assist with a transition for up to three months, at Central's discretion, after notice of his separation. The three-month transition period is considered part of the 12-month severance period. If Mr. Sabol's compensation (base salary and bonus level), is reduced below the level in force on the date of his agreement, his role as second highest financial officer of reporting are further reduced or diminished beyond that contemplated in the agreement, or his assigned office and workplace in Lansdale, Pennsylvania does not remain comparable to what it was on the date of his agreement, Mr. Sabol will receive the severance package described above, if he provides notice of his resignation within two weeks of the event causing his resignation. If there is a change of ownership within the year following the date of his agreement and Mr. Sabol remains with the company and cooperates effectively and satisfactorily (as determined by the CEO and CFO) for a period of six months after such change of ownership, he will receive a bonus of $50,000.

         Pursuant to a letter agreement, Mathias J. Barton, Senior Vice President Finance and Chief Financial Officer, will receive one year of severance if he loses his job because of a change of ownership.

Equity-Based Incentive Awards

         Pursuant to the terms of the Merger Agreement, at the time the Merger is completed, each outstanding option to purchase shares of Central's common stock issued to employees and directors of Central whether or not then vested or exercisable, shall constitute the right to receive an amount in cash equal to the positive difference, if any, between the exercise price of the option, and the amount of $30.00.

         The conversion of Central options into cash pursuant to the Merger Agreement is more fully described below in "Merger Agreement -- Equity Based Incentive Awards."

         In addition, each non-employee director may elect during the 60-day period following the public announcement of a Change of Control (as defined in the 1993 Non-Employee Director Stock Option Plan) to surrender all or a portion of his stock options in exchange for a cash payment equal to the Surrender Price (as defined below) multiplied by the number of shares covered by his stock options. The Surrender Price is equal to the difference between the stock option exercise price and the higher of the highest price paid for a share of Central Common Stock in connection with the Change of Control or the highest price paid for a share of Central Common Stock during the 60-day period immediately before the Change of Control. This option surrender right applies only to stock options that have been outstanding for six months or more, and if exercised reduces the related stock option on a share for share basis. As of June 30, 1999, non-employee directors of Central owned option surrender rights in connection with 24,000 shares of Central Common Stock.

         As of June 30, 1999, directors and executive officers of Central owned options to purchase an aggregate of 915,000 shares of Central Common Stock, at an average exercise price of $26.07.

Indemnification

         The Merger Agreement provides that individuals who have served as officers or directors of Central shall be indemnified, for a period of six years after the date of the Merger Agreement, as set forth by the articles of incorporation and by-laws of Central prior to the Effective Time of the Merger. Tyco has also agreed to provide, for at least six years after the Merger, a directors and officers insurance and indemnification policy that is no less favorable than the existing policy provided by Central with respect to acts occurring prior to or at the Effective Time of the Merger, subject to certain limitations.

Other

         Thomas J. Sharbaugh, a member of the Central Board of Directors, a shareholder of Central and a holder of Central stock options, is a partner in the law firm of Morgan, Lewis & Bockius LLP, which provides legal services to Central, including legal services relating to the Merger, subject to certain limitations.

Merger Agreement

         The following summary of the Merger Agreement is subject to, and qualified in its entirety by, the complete text of the Merger Agreement which is attached to this Proxy Statement as Appendix A. The terms of the Merger Agreement are the result of arms' length negotiations between Central and Tyco.

Terms of the Merger

         At the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement and the PBCL, Merger Sub will be merged with and into Central, the separate corporate existence of Merger Sub will cease, and Central will continue as the Surviving Corporation.

         Subject to and immediately following the receipt of the vote of shareholders of Central and the satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement, the parties shall cause the Merger to be consummated by filing articles of merger as contemplated by the PBCL (the "Articles of Merger"). The Merger shall be effective at the time the Articles of Merger are filed with the Pennsylvania Secretary of State or such other time as specified in the Articles of Merger.

         The Merger Agreement provides that the Articles of Incorporation of Central, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, subject to an amendment reducing the authorized capital stock of the Surviving Corporation. The Merger Agreement provides that the bylaws of Central, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

Conversion of Common Stock in the Merger

         At the Effective Time, each share of Common Stock which is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock as to which appraisal rights are exercised and (ii) shares of Common Stock held of record by Tyco International or any direct or indirect subsidiary of Tyco International) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the Merger Consideration.

         At the Effective Time, the 100 shares of common stock of Merger Sub, par value $0.01 per share (the "Acquisition Common Stock"), which are issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the number of shares of Common Stock issued and outstanding at the Effective Time and those shares shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

         At the Effective Time, each share of Common Stock held in the treasury of Central or by Tyco International or any direct or indirect subsidiary of Tyco International immediately prior to the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto.

Appraisal Rights

         Notwithstanding any provision of the Merger Agreement to the contrary, any shares of Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right of appraisal of those shares in accordance with the provisions of Sections 1571-1580 of the PBCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to the Merger Agreement, but the holder shall only be entitled to such rights as are granted by the PBCL. See "Appraisal Rights." If a holder of shares of Common Stock who demands appraisal of those shares under the PBCL effectively withdraws or loses (through failure to perfect or otherwise) the right of appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Merger Consideration, as the case may be, as provided in the Merger Agreement, without interest, upon compliance with the provisions, and subject to the limitations, of the Merger Agreement. The Merger Agreement requires that Central shall give Tyco (a) prompt notice of any written demands for appraisal of any shares of Common Stock, attempted withdrawals of such demands, and any other instrument served pursuant to the PBCL and received by Central relating to shareholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the PBCL. Central shall not, except with the prior written consent of Tyco, voluntarily make any payment with respect to any demands for appraisal of Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Equity Based Incentive Awards

         At or immediately prior to the Effective Time, all options (the "Central Stock Rights") to purchase shares of Common Stock that were granted under any employee stock option plan, non-employee director stock option plan or other compensation plan, shall be entitled to receive in cancellation of such Central Stock Right, a cash payment from Tyco equal to the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Central Stock Right, multiplied by the number of shares of Common Stock then subject to such Central Stock Right (the "Central Option Consideration"), but subject to all required tax withholdings by Central. Each Central Stock Right shall be canceled upon payment of the Central Option Consideration. As the outstanding Central Stock Rights do not automatically cancel upon consummation of the Merger, the Merger Agreement provides that the Central Stock Rights will remain outstanding after the Merger and shall entitle the holder thereof to convert them for the Central Option Consideration at any time in the future during the term of the particular Central Stock Right.

Payment of Shares

         At the Effective Time, Tyco shall deposit, in immediately available funds, with ChaseMellon Shareholders LLC (the "Exchange Agent"), cash in an amount necessary to pay the Merger Consideration to be paid to the holders of each share of Common Stock then entitled to be so paid (such sum being hereinafter referred to as the "Fund"). Out of the Fund, the Exchange Agent shall, pursuant to instructions from the holders of Common Stock, make the payments of the Merger Consideration referred to in the Merger Agreement. Any amount remaining in the Fund twelve months after the Effective Time shall be refunded to the Surviving Corporation and the Surviving Corporation shall remain liable for payment of the Merger Consideration.

         In the event any certificate or certificates representing Common Stock are lost, stolen or destroyed, then the person claiming such fact must provide
(i) an affidavit to that effect to the Exchange Agent and (ii) if required by Tyco, a written indemnity agreement in form and substance satisfactory to Tyco or a bond in such sum as Tyco may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate or certificates of Common Stock alleged to have been lost, stolen or destroyed. Upon receipt and processing of such documents, the amount owing to such person shall be paid to such person.

         At and after the Effective Time, all shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Common Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a shareholder of Central with respect to the shares of Common Stock represented by such certificate or certificates, except for the right to surrender such holder's certificate or certificates in exchange for the payment provided pursuant to the Merger Agreement or to perfect such holder's right to receive payment for such holder's shares pursuant to the PBCL if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to the PBCL, and no transfer of shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SHAREHOLDERS AND HOLDERS OF CENTRAL STOCK RIGHTS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF COMMON STOCK FOR THE CENTRAL MERGER CONSIDERATION OR FOR OBTAINING THE CENTRAL OPTION CONSIDERATION, AS APPLICABLE. SHAREHOLDERS AND HOLDERS OF CENTRAL STOCK RIGHTS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF COMMON STOCK OR STOCK RIGHTS TO THE DISBURSING AGENT OR CENTRAL PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

Representations and Warranties

         Central and Tyco have each made various customary representations in the Merger Agreement about themselves and their subsidiaries. None of the representations or warranties of any of Central or Tyco survive the consummation of the Merger. All of the representations, warranties, covenants, agreements and other obligations of Tyco under the Merger Agreement have been guaranteed by Tyco International.

Conduct of Business by Central

         Central has agreed that, prior to the consummation of the Merger, it will conduct its business, and that of its subsidiaries, only in the ordinary course of business and in a manner consistent with past practice; and Central will use reasonable commercial efforts to preserve substantially intact the business organization of Central and its subsidiaries, to keep available the services of the present officers, employees and consultants of Central and its subsidiaries and to preserve the present relationships of Central and its subsidiaries with customers, suppliers and other persons with which Central or any of its subsidiaries has significant business relations. In particular, unless the Merger Agreement provides otherwise or as previously disclosed to Tyco by Central, Central has agreed that neither it nor any of its subsidiaries, without the prior written consent of Tyco, will, subject in certain cases to specified exceptions:

                  1. amend or otherwise change Central's Amended and Restated Articles of Incorporation or By-laws;

                  2. issue, dispose or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any ownership interest in Central or any of its subsidiaries or affiliates, subject to certain exceptions in the case of Central's equity-based incentive plans;

                  3. sell, pledge, dispose of or encumber any assets of Central or any of its subsidiaries out of the ordinary course of business, subject to certain exceptions;

                  4.       o        declare, set aside, make or pay any dividend
                                    or other distribution on any of its capital stock,

                           o split, combine or reclassify any of its capital stock or permit or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

                           o amend the terms or change the period of exercisability of, acquire, or permit any subsidiary to amend the terms of or to acquire, any of its or its subsidiaries' securities, or

                           o settle or discharge any action brought or threatened against Central arising out of a shareholder equity interest in Central;

                  5.       o        make any acquisitions,

                           o incur any indebtedness other than pursuant to credit facilities previously disclosed to Tyco,

                           o authorize capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $1,000,000, or

                           o enter into or amend any contract, agreement, commitment or arrangement to do any of the above;

                  6.       o        increase the compensation or severance
                                    payable or to become payable to its
                                    directors, officers or employees except in accordance with past practice,

                           o grant severance or termination pay to any director, officer or employee,

                           o enter into any employment or severance agreement with any new employee of Central which provides for annual base and bonus compensation in excess of $50,000,

                           o enter into or modify any agreement with a director of Central, or

                           o establish, adopt, enter into or amend any collective bargaining, employment, termination, severance or benefit plan, agreement, trust, fund, policy or arrangement for any current or former directors, officers or employees;

                  7.       change accounting policies or procedures;

                  8. make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

                  9. satisfy claims, liabilities or obligations in excess of $100,000 out of the ordinary course of business;

                  10. cause or permit any loans owed by Central's Employee Stock Ownership or Employee Stock Ownership Plan Trust to be prepaid in whole or in part, or

                  11. take, or agree to take, any of the above actions or take or agree to take, any action which would make any of the representations or warranties of Central contained in the Merger Agreement untrue or incorrect or prevent Central from performing its covenants under the Merger Agreement.

Non Solicitation

         Central has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any other consolidation, business combination, recapitalization or similar transaction, including any transaction with a third party in which such party would acquire more than a 15% interest in any class of Central's's equity securities or in the outstanding equity of the surviving entity in a merger with Central or would acquire more than 15% of the fair market value of Central's assets. Any of the foregoing transactions are referred to in this document as an "Alternative Transaction" and any proposal from a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

         Until the Central shareholders approve the Merger Agreement, if the Central Board of Directors, following consultation with independent legal counsel, determines that such action is reasonably likely to be required to discharge properly its fiduciary duties, the Central, after notice to Tyco, is permitted to:

         1. furnish information to a third party which has made, but was not solicited to make in violation of the Merger Agreement, a "Superior Proposal." A "Superior Proposal" is defined as a bona fide Acquisition Proposal to acquire for cash and/or securities, all of the voting equity securities of Central or all or substantially all of Central's assets, on terms which the Central Board of Directors reasonably believes are more favorable than the Merger:

            o from a financial point of view to Central shareholders, after consultation with a nationally recognized financial advisor, taking into account at the time of determination any changes to the financial terms of the Merger proposed by Tyco, and

            o to Central, taking into account all pertinent factors deemed relevant by the Central Board of Directors under the laws of the Commonwealth of Pennsylvania; and

         2. consider and negotiate such Superior Proposal.

         Notwithstanding the foregoing points 1 and 2, Central and the Central Board of Directors, except to the extent that the Central Board of Directors reasonably determines in good faith and after consultation with independent legal counsel that it is reasonably likely to be required to act to the contrary in order to properly discharge its fiduciary duties, may not withdraw or modify in a manner adverse to Tyco its approval of the Merger.

         In addition, unless the Merger Agreement has been terminated in accordance with its terms, the Merger Agreement must be submitted for approval by the Central shareholders at the Central Special Meeting, and the Central Board of Directors may not recommend that shareholders vote against approval of the Merger and the Merger Agreement.

         The Merger Agreement expressly provides that the foregoing covenants shall not prohibit Central from taking or disclosing to its shareholders a position regarding an Alternative Transaction or Acquisition Proposal required by the rules of the Securities and Exchange Commission regarding tender offers or from making any other disclosure to its shareholders required by law.

         Central has agreed:

         1. to cease any discussions or negotiations with any third party that were ongoing at the time of the execution of the Merger Agreement; and

         2. not to release any third party from the confidentiality and standstill provisions of any agreement to which Central is a party.

         Central will ensure that the officers and directors of Central and its subsidiaries and any investment banker or other advisor or representative retained by Central are aware of the non-solicitation restrictions described in the Merger Agreement.

Consents; Approvals

         Tyco and Central will each use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders, and Tyco and Central will make all filings, required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation by each of them of the transactions contemplated thereby.

Indemnification and Insurance

         Tyco and Central have agreed that for six years following consummation of the Merger, the Articles of Incorporation and By-laws of the Surviving Corporation will contain the same indemnification provisions as currently in the Articles of Incorporation and By-laws of Central and such provisions will not be modified in any manner adverse to those individuals who were directors, officers or employees of Central at the consummation of the Merger.

         After consummation of the Merger, Tyco will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of Central or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Merger Agreement, or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the Merger, to the same extent as provided in Central's's Articles of Incorporation or By-laws or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of six years after the date of the Merger Agreement.

         Following the Merger, Tyco will continue to honor in all respects Central's obligations under the indemnification agreements and employment agreements with Central's officers and directors existing at or before consummation of the Merger.

         Tyco will provide for a period of not less than six years after consummation of the Merger, Central's current directors and officers an insurance and indemnification policy for events occurring at or prior to consummation of the Merger that is no less favorable than Central's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Tyco will not be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by Central for such insurance, but in such case will purchase as much coverage as possible for such amount.

Notification of Certain Matters

         Tyco and Central will each give each other prompt notice of the occurrence or nonoccurrence of any event which would be reasonably expected to cause any representation or warranty of the notifying party contained in the Merger Agreement to be materially untrue or inaccurate, or any failure of the notifying party materially to comply with or satisfy, or the occurrence or non-occurrence, of any event, the occurrence or non-occurrence of which would reasonably be expected to cause failure by such party to materially comply with or satisfy, any covenant, condition or agreement in the Merger Agreement.

Further Action

         Tyco and Central will use all reasonable efforts to take, or cause to be taken, all actions and do other things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the Merger Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the Merger Agreement. Nothing contained in the Merger Agreement shall require Tyco International to divest, abandon, or take similar action with respect to its, Central's or any of their respective subsidiaries' assets (tangible or intangible).

Public Announcements

         Tyco and Central will not issue any press release or make any public written statement with respect to the Merger or the Merger Agreement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the New York Stock Exchange or the National Association of Securities Dealers.

Employee Matters

         Subject to the limitations contained in the Merger Agreement, Tyco and Central have respectively agreed to a number of covenants regarding the treatment of employee and retiree benefits following the consummation of the Merger, including the following:

         Through December 31, 1999, Tyco will provide:

         1. those persons who, immediately prior to the Merger, were employees of Central or its subsidiaries, employee benefits that in the aggregate are substantially similar to those benefits provided by Central immediately prior to the Merger. For this purpose, service accrued by these employees with Central or its subsidiaries prior to the Merger will be recognized except to the extent necessary to prevent duplication of benefits.

         2. any person who immediately prior to the Merger is a retiree under a Central retiree medical program with retiree medical benefits that are in accordance with Central's practice prior to the Merger.

         Subject to 1 and 2 above, Tyco can amend or modify any Central employee benefit plan with respect to any Central employee or other person or terminate or modify the terms and conditions of employment of any employee or any other person.

         The Merger Agreement provides that the foregoing provisions are not enforceable by persons not parties to the Merger Agreement.

Conditions to Obligation of Each Party to Effect the Merger

         Each of Tyco's and Central's respective obligations to complete the Merger are subject to the satisfaction at or prior to the consummation of the Merger of the following conditions:

         1. Shareholder Approval. The Central shareholders have approved the Merger Agreement;

         2. Antitrust. All waiting periods applicable to the consummation of the Merger under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") have expired or terminated, and all necessary clearances and approvals for the Merger under any non-U.S. anti-trust laws have been obtained, other than for clearances and approvals under any non-U.S. antitrust laws which, if not obtained, would not be reasonably expected to have a material adverse effect on Central, Tyco International, Tyco or the fire and security business or the flow control business of Tyco International.

         3. Governmental Actions. No action or proceeding has been instituted, pending or threatened by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, that is reasonably likely to result in an order, nor is any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction or other legal restraint in effect, which, in either case, prevents or seeks to prevent or limits or seeks to prohibit the consummation of the Merger or to limit Tyco from exercising all material rights and privileges pertaining to its ownership of Central following the Merger or the ownership or operation by Tyco or Tyco International or any of its subsidiaries of all or a material portion of the business or assets of Central or any of its subsidiaries following the Merger, or compels or seeks to compel Tyco International or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Tyco International or any of its subsidiaries, as a result of the Merger or the transactions contemplated by the Merger Agreement; and

         4. Illegality. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

Additional Conditions to Obligations of Tyco

         The obligations of Tyco to complete the Merger are also subject to the following conditions:

         1. Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Central, the representations and warranties of Central in the Merger Agreement are true and correct in all respects on and as of the date of the consummation of the Merger, with the same force and effect as if made on and as of the date of the consummation of the Merger, and Tyco has received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Central;

         2. Agreements and Covenants. Central has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement, and Tyco has received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Central; and

         3. Consents Obtained. Central has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and has made all filings required by Central for the authorization, execution and delivery of the Merger Agreement and the consummation by it of the Merger except as would not reasonably be expected to have a material adverse effect on Central or Tyco.

Additional Conditions to Obligation of Central

         The obligation of Central to complete the Merger is also subject to the following conditions:

         1. Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Tyco, the representations and warranties of Tyco contained in the Merger Agreement are true and correct in all respects at and as of the consummation of the Merger, with the same force and effect as if made on and as of the date of the consummation of the Merger, and Central has received a certificate to such effect signed by the President or Chief Financial Officer of Parent;

         2. Agreements and Covenants. Tyco has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement, and Central has received a certificate to such effect signed by the President or Chief Financial Officer of Parent; and

         3. Consents Obtained. Tyco has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and have made all filings required for the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated except as would not reasonably be expected to have a material adverse effect on Central or Tyco.

Conditions to Termination

         The Merger Agreement may be terminated at any time prior to the consummation of the Merger, notwithstanding the approval of the Merger and the Merger Agreement by the Central shareholders:

         1. by mutual written consent duly authorized by the Board of Directors of both Central and Tyco; or

         2. by either of Tyco or Central, if the Merger has not been consummated by November 30, 1999, other than for reasons set forth in 4 below, provided, however, that this right to terminate is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement caused the Merger not to be consummated on or before November 30, 1999; or

         3. by either of Tyco or Central, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission issues a nonappealable final order, decree or ruling or takes any other action which permanently prohibits the Merger; or

         4. by either of Tyco or Central, if the requisite vote of Central's shareholders shall not have been obtained by November 30, 1999, or if the shareholders do not approve the Merger,

         5. by Tyco, if, whether or not permitted to do so by the Merger Agreement, Central or its Board of Directors:

            o withdraws or changes its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Tyco,

            o approves or recommends to the shareholders of Central an Acquisition Proposal or Alternative Transaction,

            o approves or recommends that the Central shareholders tender their shares in any tender offer or exchange offer that is an Alternative Transaction, or

            o takes any position or makes any disclosures required by law that has the effect of any of the foregoing;

         6. by Central, in order to accept a Superior Proposal, provided that:

            o the Merger Agreement has not already been approved by the Central shareholders at the Central special meeting,

            o the Central Board of Directors reasonably determines in good faith, following consultation with independent legal counsel, that it is reasonably likely to be required to accept such proposal in order to discharge properly its fiduciary duties,

            o        Central in fact accepts the Superior Proposal, and

            o Central complies in all material respects with its no solicitation obligations as described on page 21;

         7. by either of Tyco or Central:

            o if any representation or warranty of the other party set forth in the Merger Agreement shall be untrue when made,

            o if any representation or warranty of the other party set forth in the Merger Agreement becomes untrue, or

            o upon a breach of any covenant or agreement set forth in the Merger Agreement by the other party such that in either case, the conditions to the terminating party's obligation to complete the Merger described above under "Conditions to the Merger" would not be satisfied, provided that, if such misrepresentation or breach is curable prior to November 30, 1999 and the party in breach exercises its reasonable best efforts to cure the same, the Merger Agreement may not be terminated under this clause while such party continues to exercise such efforts.

Fees and Expenses

         Except as set forth below, Tyco and Central will pay their own respective fees and expenses incurred in connection with the Merger Agreement and the Merger, whether or not the Merger is completed, provided that Tyco and Central will share equally all filing fees and printing expenses incurred in connection with the printing and filing of this document.

         Central will pay Tyco a fee of $6 million, and will pay Tyco's actual, documented and reasonable out-of-pocket expenses relating to the Merger of up to $300,000, upon the first to occur of any of the following events:

         1. the termination of the Merger Agreement by Tyco or Central because the meeting of shareholders of Central to approve the Merger Agreement has not been held by November 30, 1999, or due to the failure of the Central shareholders to approve the Merger Agreement at the Meeting; provided, that such fee and expenses shall only be payable upon the failure of the shareholders to approve the Merger Agreement if,

            o at the time of the Meeting, an Acquisition Proposal is made directly to the Central shareholders or otherwise becomes publicly known or a credible third party has announced a bona fide intention to make such an Acquisition Proposal, or

            o within 12 months following the date of termination of the Merger Agreement, an Alternative Transaction is publicly announced by Central or any third party and such transaction is at any time thereafter consummated on substantially the terms previously announced.

         2. the termination of the Merger Agreement by Tyco as permitted by the Merger Agreement and as described in paragraph 5 under "Conditions to Termination;"

         3. the termination of the Merger Agreement by Central due to the Central Board of Directors accepting a Superior Proposal as permitted by the Merger Agreement and as described in paragraph 6 under "Conditions to Termination;" and

         4. the termination of the Merger Agreement by Tyco upon a breach by Central of any covenant or agreement set forth in the Merger Agreement as permitted by the Merger Agreement and as described in paragraph 7 under "Conditions to Termination."

         Central is required to pay to Tyco its respective expenses relating to the Merger, but in no event more than $300,000 upon a termination of the Merger Agreement by Tyco as a result of a representation or warranty of Central being untrue when made, as described in paragraph 7 under "Conditions to Termination" above.

         Tyco will pay Central a fee of $6 million, and will pay Central's actual, documented and reasonable out-of-pocket expenses relating to the Merger of up to $300,000, upon the first to occur of any of the following events:

         1. the termination of the Merger Agreement by Central or Tyco if the Merger shall not have been consummated by November 30, 1999, unless the reason is Central's failure to fulfill any of its obligations under the Merger Agreement; and

         2. the termination of the Merger Agreement by Central or Tyco in the event that a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

         The fee and/or expenses are payable within one business day after a demand for payment following the occurrence of the event requiring such payment, provided that, in no event will a party be required to pay such fee and/or expenses to the other if, immediately prior to the termination of the Merger Agreement, the party to receive the fee and/or expenses was in material breach of its obligations, representations or warranties under the Merger Agreement.

         The fee payable under certain circumstances by each party to the other party is intended, among other things, to compensate such other party for its costs, including lost opportunity costs, if certain actions or inactions by the first party or its shareholders lead to the abandonment of the Merger. The fee payable under certain circumstances by Central may have the effect of increasing the likelihood of consummation of the Merger in accordance with the terms of the Merger Agreement. The fee payable by Central may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in Central by increasing the cost of any such acquisition.

Amendment and Waiver; Parties in Interest

         Tyco and Central may amend the Merger Agreement in writing by action taken by or on behalf of their respective Boards of Directors at any time prior to consummation of the Merger, provided, however, that after approval of the Merger by the shareholders of Central, the Merger Agreement cannot be amended without shareholder approval if shareholder approval of such amendment is required by law.

         At any time prior to consummation of the Merger, any of Tyco and Central may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or, to the extent allowed by law, waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid if set forth in writing by the party or parties granting such extension or waiver.

         The Merger Agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the Merger Agreement confers upon any other person any right, benefit, remedy or obligation, other than certain indemnification, employment and insurance obligations of Tyco and Central following consummation of the Merger which are intended for the benefit of certain specified officers, directors and employees of Central and may be enforced by such individuals.

Accounting Treatment

         The Merger will be accounted for under the purchase method of accounting. A final determination of required purchase accounting adjustments of the fair value of the assets and liabilities of Central has not yet been made.

Federal Income Tax Consequences

         Upon consummation of the Merger, each outstanding share of Common Stock (except for Central's treasury shares, shares held by Tyco International or its subsidiaries and shares with respect to which statutory appraisal rights are exercised) will be converted into the right to receive the Merger Consideration.

         The following discussion is a summary of the principal federal income tax consequences of the Merger to shareholders of Central whose shares of Common Stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights). The discussion applies only to shareholders in whose hands shares of Common Stock are capital assets, and may not apply to shares of Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation or to shareholders who are not citizens or residents of the United States.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO YOU AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the Merger Agreement and the shareholder's adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger Agreement. Such gain or loss will be a capital gain or loss and will be a long-term gain or loss if, at the Effective Time, the shares of Common Stock were held for more than one year. Certain limitations apply with respect to the deductibility of capital losses.

         Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

Regulatory Compliance

         The Merger is subject to review by the Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act. The applicable waiting period under the HSR Act will expire on July 20, 1999 unless extended or terminated early by such agencies pursuant to the HSR Act.

         Articles of Merger must be filed on behalf of Central and Merger Sub with the Secretary of State of the Commonwealth of Pennsylvania in order to effect the Merger.

         Except as described above, Central is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger, or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time.

                                APPRAISAL RIGHTS

         If the Merger is consummated, shareholders who fully comply with the statutory procedures for exercising appraisal rights set forth in the PBCL will be entitled to receive cash for the fair value of their Common Stock as determined pursuant to the procedures prescribed by the PBCL. Merely voting against the Merger Agreement will not perfect a shareholder's appraisal rights. Shareholders are urged to review carefully the dissenting shareholders' rights provisions of the PBCL, a description of which is provided below and the full text of which is attached to this Proxy Statement as Appendix C and incorporated herein by reference. SHAREHOLDERS WHO FAIL TO COMPLY STRICTLY WITH THE APPLICABLE PROCEDURES WILL FORFEIT THEIR APPRAISAL RIGHTS IN CONNECTION WITH THE Merger.

         Sections 1571-80 of the PBCL ("Subchapter D") and 1930(a) of the PBCL, copies of which are attached to this Proxy Statement as Appendix C, entitle any holder of record of Common Stock who objects to the Merger, in lieu of receiving the consideration for such Common Stock provided under the Merger Agreement, to demand in writing that he be paid in cash the fair value of his Common Stock.
Section 1572 of the PBCL defines "fair value" as: "The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action."

         Any shareholder contemplating making demand for fair value is urged to review carefully the provisions of Subchapter D, particularly the procedural steps required to perfect his appraisal rights thereunder. APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SUBCHAPTER D ARE NOT FULLY AND PRECISELY SATISFIED. The following summary does not purport to be a complete statement of the provisions of Subchapter D of the PBCL and is qualified in its entirety by reference to Appendix C and the PBCL.

Filing Notice of Intention to Demand Fair Value


          If you wish to exercise your appraisal right or to preserve the right to do so, before the vote of the shareholders is taken on the Merger you must deliver to Central a written notice of intention to demand that you be paid the fair value of your Common Stock if the Merger is effected. Such written notice must be sent to [___________________________] at [________________________]. A
vote against the Merger is not sufficient to satisfy the requirement of delivering a written notice to Central. In addition, you must continuously hold your Common Stock from the date of filing the notice with Central through the consummation of the Merger, and you must not vote your Common Stock in favor of the Merger. Your failure to comply with any of the foregoing will result in the forfeiture of any right to payment of fair value for your Common Stock. Once the demand has been properly made, the determination of "fair value" will be made pursuant to the provisions of Pennsylvania law, including an ultimate court determination if applicable.

Notice to Demand Payment

          If the Merger is approved by the shareholders, Central will mail you a further notice if you gave due notice of your intention to exercise your statutory appraisal right and you refrained from voting in favor of the Merger. This notice will provide you with certain instructions for demanding payment and will notify you of a date by which such right must be exercised.

Record Owners and Beneficial Owners

          If you are a record holder of Common Stock held in whole or in part for the benefit of another person, you may assert appraisal rights as to fewer than all of the Common Stock registered in your name only if you dissent with respect to all the Common Stock beneficially owned by such person and disclose the name and address of the person or persons on whose behalf you dissent. If you are a beneficial owner of Common Stock and are not the record holder, you may assert appraisal rights with respect to Common Stock held on your behalf if you submit to Central the written consent of the record holder not later than the time of assertion of appraisal rights. If you are a beneficial owner, you may not dissent with respect to fewer than all of your Common Stock, whether or not such Common Stock is registered in your name.

                          INFORMATION REGARDING CENTRAL

General

         Central is a leading manufacturer of automatic fire sprinkler heads, valves, grooved couplings and fittings, CPVC plastic pipe and fittings, steel pipe, and other sprinkler system components as well as a distributor of component parts of complete automatic fire sprinkler systems that are either manufactured by Central or purchased by Central for resale to its customers. Approximately 82% of Central's fiscal 1998 annual net sales are derived from products manufactured by Central and approximately 18% are purchased by Central for resale to its customers.

         Central's wide variety of products are marketed for commercial, industrial, residential and institutional uses throughout the world. Central sells its products to more than 3,000 customers, most of which are sprinkler installation contractors.

Products

         The principal components of a sprinkler system are the sprinkler heads and the valves, both of which are manufactured and marketed by Central and represented approximately 49% of Central's sales in fiscal 1998 and 51% in fiscal 1997 and fiscal 1996. Central also manufactures and distributes other sprinkler system component parts which are sold under Central's various trade names. The success of Central's product line expansion and diversification efforts has resulted in sprinkler heads and valves becoming a lower percentage of consolidated sales than in prior years.

         Sprinkler Heads

         The sprinkler head is the mechanism that is activated by heat and discharges a water spray. The sprinkler head is composed principally of copper, brass and other corrosion resistant materials. Central presently produces and markets five basic types of sprinkler heads: the standard commercial sprinkler, the residential/life-safety sprinkler, the extended coverage commercial sprinkler, the early suppression fast response sprinkler and specific application series sprinklers. In addition, Central manufactures its own line of glass bulb ampules for use as activating mechanisms in sprinkler heads. Central currently manufactures several varieties of these glass bulb ampules for internal use. Such products are not sold to customers outside Central. Central also supplements its own production with glass bulb ampules purchased from several outside suppliers.


         Valves

         Central markets a wide variety of sprinkler system valves which are used specifically in fire sprinkler installations. A sprinkler system valve is the mechanical device by which the water supply is controlled. When the sprinkler head is activated, the valve allows water to flow into and through the system. Several of these valves are manufactured by Central (alarm valve, butterfly valve, check valve, deluge valve and dry pipe valve), while certain other valves are manufactured by others and marketed by Central.

         CPVC Plastic Pipe and Fittings

         Central manufactures a line of BlazeMaster(TM) CPVC plastic pipe and fittings for use in residential and light commercial applications. Central has expanded its CPVC product lines and manufacturing capacity in each of the last several fiscal years. Central built a new manufacturing facility for BlazeMaster(TM) CPVC pipe and fittings components that commenced production in May 1997. Prior to this date, Central manufactured the BlazeMaster(TM) CPVC pipe and fittings using principally Central owned machinery and equipment under a production supply contract whereby Central used facilities and certain personnel of an unaffiliated plastic manufacturer.

         Steel Pipe

         Central produces its proprietary line of steel sprinkler pipe through a production supply contract in which Central procures the semi-processed steel coils from domestic producers and provides it to the supplier for processing. The production supply contract allows Central to control the majority of production time and produce a full line of electric resistance welded steel pipe for sprinkler systems. Central owns all raw materials, work in process, finished goods, selected tooling and product approvals and listings. Approximately 80% of the products are delivered directly to Central Sprinkler's contractor customer base and 20% is sold through Central's distribution network to customers.

         Grooved Fittings and Couplings

         The Central Grooved Piping product line was expanded in each of the last several fiscal years and is principally domestic with some product lines from imports including threaded fittings. The grooved method provides a cost-effective way to attach pipe ends together, primarily in two inch and above sizing. The method is readily accepted in the fire protection, mechanical, industrial, original equipment manufacturing and heating, ventilation and air conditioning markets which provide Central with sales growth opportunities.

         Other

         Central also distributes a wide variety of other parts used in sprinkler system installations. The majority of the other components include fittings, control valves, electric switches, hangers and a variety of other items. Central also develops and markets computer aided design ("CAD") systems to architects, designers, and contractors for use in the design and installation of sprinkler systems. Central also provides other CAD related services through its SprinkCAD division.

Marketing and Customers

         Central's products are marketed by its own sales and marketing staff. The sales, marketing and distribution staff consists of approximately 220 people and operates from fifteen domestic regional sales office/distribution centers located near Boston, Atlanta, Miami, Dallas, Chicago, Los Angeles, San Francisco, Seattle, Philadelphia, Baltimore, Salt Lake City, Greensboro, Portland, Cleveland, Kansas City and from one distribution center in the United Kingdom, one in Singapore and one in China. Unlike the majority of the industry, which markets its products primarily through wholesale distributors, Central sells most of its products directly to sprinkler installation contractors. This places Central in direct contact with its customers and allows it to respond effectively to customer demands and suggestions.

         Central's products are not marketed pursuant to long-term purchase agreements, but are sold pursuant to individual purchase orders. Often, Central's published sales terms sheet is the controlling purchase document.

         Central is affected by seasonal factors and the weather as well as the level of new construction activity, remodeling and retrofitting of older properties in the commercial, industrial, residential and institutional real estate markets. Central's sales tend to increase the most when there is a high level of new construction activity in all such real estate markets and decline when there is a slowdown in new construction activity. In addition, as a result of relatively higher levels of new construction during warmer spring and summer months, the demand for sprinkler system components tends to be greater during the summer and fall than during other seasons.

Competition

         Central competes on the basis of price, service, product quality, design and performance characteristics. Central encounters competition worldwide primarily from approximately six domestic manufacturers of sprinkler heads and valves and a large number of manufacturers and/or distributors of other sprinkler system component parts.

Research and Development

         Research and development has contributed significantly to Central's success over the years and will be a major factor in Central's ability to continue its future growth. Central maintains a staff of approximately fifty-five engineers and support staff who devote their time to research and development activities. During the 1998 fiscal year, Central spent $6.4 million on research and development compared to $7.4 million in fiscal 1997 and $5.5 million in fiscal 1996. Central's efforts in this area are primarily focused on sprinkler head and valve design and development, and are directed toward both new product development and further refinement of the quick response technology designed for residential/life-safety purposes, extended coverage sprinklers, enhancements to dry pendent and Optima sprinklers, and the specific application sprinkler series.

Patents and Trademarks

         Central holds a number of patents which it believes to be very important to its business. These patents include the K-25 ESFR sprinkler head, a patent on directional sprinklers for usage in attics under pitched roofs, hipped roofs, dormers, interior cathedral ceilings and other pitched overhead interior walls, and patents on various models of extended coverage sprinklers. In addition, Central has also filed for patent protection on numerous other products. Central has a number of trademarks on various product names and selected product components.

Sources of Supply

         Central uses a number of component parts in its manufacture of sprinkler heads and valves. Materials, parts and components purchased by Central for the production of its sprinkler heads, valves, ductile iron and steel pipe products are generally available from a large number of suppliers. The vast majority of items are manufactured specifically for Central's needs from molds, dies and patterns owned by Central. Central has not experienced any shortages or significant delays in delivery of these materials in the recent past, and management believes that adequate supplies will continue to be available.

         Central also has a non-exclusive supply contract with the B.F. Goodrich Company to supply the resin that Central uses to produce BlazeMaster(TM) CPVC plastic pipe and fittings. This supply contract, which expires in December 2002, provides Central with a source of resin that is not generally available. Other products manufactured by Central such as steel pipe, fittings and couplings and other piping system components use raw materials that are available from a wide variety of suppliers. Other component parts purchased by Central for distribution purposes are generally available from a number of manufacturers.

Effect of Environmental Protection Regulations

         Central is subject to compliance with various federal, state and local regulations relating to protection of the environment. Central has not made nor does it currently expect to make any material capital expenditures for environmental protection and control equipment for its current operations.

Employees

         Central employs approximately 1,350 people, of whom approximately 950 are production or shipping employees, with the remainder serving in executive, administrative or sales capacities. Central's sprinkler and valve production and shipping employees are covered by a collective bargaining agreement with the International Association of Machinists & Aerospace Workers that expires in October 2000. All of the covered employees are located at Central's primary manufacturing plant in Lansdale, Pennsylvania.

Foreign and Domestic Operations and Export Sales

         Central operates in one business segment and engages in business activity outside the United States. During fiscal 1998, 1997 and 1996, the combined export and foreign sales represented approximately 11.4%, 13.6% and 12.5%, respectively, of Central's net sales. Included in foreign sales are the sales of Central's United Kingdom subsidiary (Spraysafe). Spraysafe primarily manufactures sprinkler heads and distributes them and other products in Europe and other foreign countries. Significant financial information about Spraysafe's operations consists of the following in thousands of dollars:

                                                   Year Ended October 31,
                                              1998         1997         1996
                                              ----         ----         ----

                      Sales                 $15,099       $17,254       $16,807
                      Operating Income          996         1,264         1,390
                      Net Income                445           495           789
                      Total Assets           10,406        12,382        10,803
                      Total Liabilities       5,221         7,747         6,799


Properties

         Central's primary manufacturing plant and executive offices are located in Lansdale, Pennsylvania which is owned by Central. It is comprised of several buildings which contain approximately 166 thousand square feet of floor space on a parcel of about 7 acres. In fiscal 1996, Central purchased a building and land for additional offices in Lansdale, Pennsylvania which contains approximately 14 thousand square feet. Central also owns a separate fire sprinkler component manufacturing facility of approximately 15 thousand square feet in Pennsylvania. Central's subsidiary, Castings, owns a piping systems components manufacturing facility and foundry of approximately 155 thousand square feet on a 67-acre parcel in Anniston, Alabama purchased in fiscal 1994. Central's Central CPVC Corporation subsidiary owns a manufacturing plant located in Huntsville, Alabama containing approximately 79 thousand square feet of floor space on a parcel of approximately 15 acres. The plant houses offices, manufacturing operations and inventory.

         Central's fifteen domestic sales office/distribution centers are located in major cities across the United States listed under "Marketing and Customers." These facilities are leased by Central.

         Central's United Kingdom subsidiary owns a manufacturing plant in the United Kingdom that contains approximately 12 thousand square feet of floor space on a parcel of about 1-acre. The United Kingdom subsidiary also leases a distribution center of approximately 5 thousand square feet in the United Kingdom under a lease that expires in 2000, leases a distribution center of approximately 3 thousand square feet in Singapore under a lease that expires in 1999, and leases approximately 1 thousand square feet in Beijing, China.

Legal Proceedings

         Central has been involved in seven class action lawsuits as well as an administrative lawsuit filed on March 4,1998, by the United States Consumer Product Safety Commission ("CPSC") related to Central's Omega(TM) sprinklers. Central has reached a settlement of the Omega litigation with the CPSC as well as a definitive settlement agreement with the plaintiffs in the Hart and Santa Clara class actions. The court granted final approval to the settlement on February 19, 1999. The agreements with the CPSC and Class Action litigants generally provide for replacement of the Omega sprinkler heads with free replacement sprinklers and parts, the establishment of a separate trust account for payments to the owners of Omega(TM) sprinklers, administration of the recall program and a notification program related to the Omega(TM) sprinkler product recall.

         In accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" and based on current information, Central revised its estimate of the probable future cost of settling these matters and recorded a $38.0 million ($26.6 million net of tax) charge in the third quarter of fiscal 1998 to reflect the total estimated additional future cost. In the fourth quarter of fiscal 1997, a charge of $13.2 million ($9 million net of tax) was recorded to cover the estimated future costs associated with the expansion of a voluntary program which was initiated by Central to encourage the testing and possible replacement of certain Omega(TM) fire sprinklers. A similar Omega(TM) charge was recorded in fiscal 1996 of $3.8 million ($2.4 million net of tax). These amounts were based on estimates of the number of Omega(TM) sprinklers, the action plan Central believed was necessary to remediate these sprinklers and various other assumptions.

         Central discontinued the manufacturing and sale of Omega(TM) sprinklers in July 1998. The Omega(TM) product line represented less than 3% of Central's total sales in fiscal year 1997.

         Central presently believes that the remaining reserves as of April 30, 1999 will be adequate to cover the total estimated future costs of the Omega(TM) sprinkler matters. However, it is possible that additional litigation will ensue. In the event additional information becomes available in the future which may change management's estimates, future additional provisions may be necessary.

         Central and approximately thirty other local businesses were notified by the Environmental Protection Agency ("EPA") in August 1991 that they may be a potentially responsible party with respect to a groundwater contamination problem in the vicinity of Central's primary manufacturing plant in Lansdale, Pennsylvania. Central entered into an Administrative Order of Consent for Remedial Investigation/Feasibility Study ("AOC") effective May 19, 1995 with the EPA. Pursuant to the AOC, in 1996 Central performed certain tests on Central's property to determine whether any land owned by Central could be a source of any of the contamination at the site. Based upon such tests management believes that Central's operations did not contribute to this contamination problem and Central has no liability to clean-up this site. Should the EPA mandate Central's participation in clean-up efforts it is estimated that such costs could aggregate $2.7 million. Central has not accrued for such clean-up costs.

         Central, in the normal course of business, is party to various other claims and lawsuits with regard to its products and other matters. Management believes that the ultimate resolution of these other matters will not have a material impact on Central's financial position, results of operations or liquidity.


                           INFORMATION REGARDING TYCO

         Tyco International is a diversified manufacturing and service company that, through its subsidiaries:

         o designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems;

         o        designs, manufactures and distributes flow control products;

         o designs, manufactures and distributes disposable medical supplies and other specialty products, and conducts vehicle auctions and related services; and

         o designs, manufactures and distributes electrical and electronic components and designs, manufactures, installs and services undersea fiber optic cable communication systems.

         Tyco International operates in more than 80 countries around the world and has expected fiscal 1999 revenues in excess of $22 billion.

         Tyco International's registered and principal executive offices are located at the Gibbons Building, 10 Queen Street, Suite 301, Hamilton, HM 11 Bermuda. The executive offices of Tyco International (US) Inc., Tyco International's principal United States subsidiary, are located at One Tyco International Park, Exeter, New Hampshire 03833, and its telephone number is
(603) 778-9700.

         Parent and Merger Sub are both recently organized Delaware corporations, the sole purpose of which is to perform the Merger Agreement and, in the case of Merger Sub, consummate the Merger. The executive offices of Parent and Merger Sub are located at One Tyco International Park, Exeter, New Hampshire 03833, and the telephone number is (603) 778-9700. Neither Parent nor Merger Sub has any material assets or has engaged in any activities except in connection with the Merger Agreement.

                    MARKET PRICE FOR THE CENTRAL COMMON STOCK

         The Common Stock is listed on the Nasdaq Stock Market under the symbol "CNSP." On June 15, 1999, the last trading day preceding the public announcement of the Merger Agreement, the high and low sales prices for the Common Stock as reported by the Nasdaq Stock Market were $22 1/2 and $20 1/2 respectively. Set forth below is the range of the high and the low sales prices for the Common Stock as reported by the Nasdaq Stock Market during each fiscal quarter within the two most recent fiscal years, and the period ended June 15, 1999:

               Fiscal 1999:
               -----------

                                                High           Low
                                                ----           ---

                        First Quarter.......    $11 1/2         $7 13/16

                        Second Quarter......     18             10

                        Third Quarter
                        (through June 15,
                        1999)...............     22 1/2         16 5/8



               Fiscal 1998:
               -----------

                                                High           Low
                                                ----           ---

                        First Quarter.......    $20            $17

                        Second Quarter......     20 1/2          9 15/16

                        Third Quarter.......     11 1/2          5 1/2

                        Fourth Quarter......     12 15/16        6 1/16

               Fiscal 1997:
               -----------



                                                High           Low
                                                ----           ---

                        First Quarter.......    $28 3/4        $17 1/4

                        Second Quarter......     28 1/2         17 3/4

                        Third Quarter.......     28 1/4         17 1/2

                        Fourth Quarter......     22             16 1/2

         Central currently intends to retain future earnings, if any, for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

          PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS


         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1999 by (1) each person known by Central to own beneficially more than 5% of the outstanding Common Stock, (2) each director of Central, (3) Central's Chief Executive Officer and the most highly compensated executive officers of Central for the year ended October 31, 1998 and (4) all executive officers and directors as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse, and the individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse.


                                                                                Amount and Nature
                                                                                        of
                                                                                    Beneficial
                                                                                     Ownership         Percent of Class
                                                                                 ---------------       ----------------
Over 5% Shareholders



  Central Sprinkler Corporation Employee Stock
    Ownership Plan (the "Central ESOP")(1)..............................                543,000             14.1%
     451 North Cannon Avenue, Lansdale, PA  19446

  Heartland Advisors, Inc. (2)..........................................                552,300             14.3%
     790 N. Milwaukee Street, Milwaukee, WI 53202

  Frontier Capital Management Company, Inc. (2).........................                293,970              7.6%
     99 Summer Street, 19th Floor, Boston, MA 02110

  Dimensional Fund Advisors, Inc. (2)...................................                276,000              7.1%
     1229 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

  Grace & White, Inc. (2)...............................................                210,150              5.4%
     515 Madison Avenue, Suite 1700, New York, NY 10022

  William J. Meyer (3)..................................................                211,023              5.4%
  George G. Meyer  (4)..................................................                393,941              9.5%
  Stephen J. Meyer (5)..................................................                335,983              8.3%
     451 North Cannon Avenue, Lansdale, PA 19446

Directors

  E. Talbot Briddell (6)................................................                154,375              3.9%
  Winston J. Churchill (7)..............................................                 16,200                 *
  Harold B. Hairston (8)................................................                  3,500                 *
  Barbara M. Henagan (7)................................................                 13,508                 *
  Corbin A. McNeill, Jr (8).............................................                  3,500                 *
  Thomas J. Sharbaugh (9)...............................................                 13,498                 *
  Timothy J. Wagg (7)...................................................                 14,000                 *

Executive Officers

  James R. Buchanan (10)................................................                 66,922              1.7%
  Albert T. Sabol (11)..................................................                 27,422                 *

All executive officers and directors as a group (18 persons)(12)                      1,323,016             28.2%

-------
*Less than 1%




(1) The amount shown excludes 205,000 shares that have been allocated to Central ESOP participants and will be voted by such participants pursuant to the Central ESOP provisions. Shares that are not voted by such participants, along with the remaining unallocated shares, will be voted by the Central ESOP trustees pursuant to the provisions of the Central ESOP, which provides that such shares shall be voted in accordance with the directions received with respect to the plurality of the allocated shares. Messrs Briddell, Sabol, and Mr. George Meyer are three trustees of the Central ESOP and each of them disclaims beneficial ownership of the shares owned of record by the Central ESOP.

(2) As reported on Schedules 13G filed with the Securities and Exchange Commission on: (i) June 7, 1999 in the case of Heartland Advisers, Inc.
         (ii) February 12, 1999 in the case of Frontier Capital Management, Inc., (iii) February 11, 1999 in the case of Dimensional Fund Advisors, Inc. and (iv) February 9, 1999 in the case of Grace & White, Inc. Heartland Advisors, Inc. reported sole dispositive and voting power with respect to 552,300 shares and sole voting power over 515,200 shares. Frontier Capital Management Company, Inc. reported sole dispositive and voting power over 293,970 shares. Dimensional Fund Advisors, Inc. has informed Central that as of December 31, 1998, it had sole voting and dispositive power over 276,000 shares. Grace & White, Inc. reported sole dispositive and voting power over 31,500 shares and sole dispositive power over 210,150 shares.

(3) The amount shown includes (i) 70,000 shares that may be acquired under currently exercisable options and (ii) 3,448 shares held for his account in the Central ESOP.

(4) The amount shown includes (i) 265,750 shares that may be acquired under currently exercisable options and (ii) 4,953 shares held for his account in the Central ESOP. The amount shown does not include 11,250 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration, multiplied by the number of shares for which such stock option was exercisable.

(5) The amount shown includes (i) 193,125 shares that may be acquired under currently exercisable options and (ii) 4,920 shares held for his account in the Central ESOP. The amount shown does not include 9,375 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration, multiplied by the number of shares for which such stock option was exercisable.

(6) The amount shown includes 154,375 shares that may be acquired under currently exercisable options. The amount shown does not include 13,125 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration multiplied by the number of shares for which such stock option was exercisable.

(7) The amount shown includes 13,000 shares that may be acquired under currently exercisable options.

(8) The amount shown includes 3,500 shares that may be acquired under currently exercisable options.

(9) The amount shown includes (i) 13,000 shares that may be acquired under currently exercisable options and (ii) 125 shares that are owned by Mr. Sharbaugh's minor daughter.

(10) The amount shown includes (i) 19,375 shares that may be acquired under currently exercisable options and (ii) 4,361 shares held for his account in the Central ESOP. The amount shown does not include 10,625 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration multiplied by the number of shares for which such stock option was exercisable.

(11) The amount shown includes (i) 16,875 shares that may be acquired under currently exercisable options and (ii) 3,722 shares held for his account in the Central ESOP. The amount shown does not include 10,625 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration multiplied by the number of shares for which such stock option was exercisable.

(12) The amount shown includes (i) 823,375 shares that may be acquired under currently exercisable options and (ii) 33,473 shares held for their account in the Central ESOP. The amount shown does not include 91,625 shares that may be acquired under options that are not currently exercisable, but which, upon consummation of the Merger, will be entitled to receive cash in an amount equal to the positive difference, if any, between the exercise price of such stock options and the amount of the Merger Consideration multiplied by the number of shares for which such stock option was exercisable.

                             INDEPENDENT ACCOUNTANTS

         Representatives of Arthur Andersen LLP, Central's present independent accountants, are expected to be present at the Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         As required by law, Central files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about Central. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

         The Commission allows Central to "incorporate by reference" information into this Proxy Statement, which means that Central can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the information contained in the following documents previously filed by Central with the Commission (Commission file number 0-13940):

         (a) Central's Annual Report on Form 10-K for the fiscal year ended October 31, 1998;

         (b) Central's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999 filed on June 11, 1999;

         (c) Central's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999 filed on March 17, 1999; and

         (d) Central's Current Report on Form 8-K filed June 30, 1999.

         Central also incorporates by reference the information contained in all other documents Central files with the Commission after the date of this Proxy Statement and before the Meeting. The information contained in any such document will be considered part of this Proxy Statement from the date the document is filed.

         If you are a shareholder of Central and would like to receive a copy of any document incorporated by reference into this Proxy Statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this Proxy Statement), you should call or write to [_______________________________], telephone number [____________]. In order to ensure timely delivery of the documents you request, you should make your request by [________], 1999.


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. CENTRAL HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [__________], 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                 OTHER BUSINESS

         Central knows of no other matter to be presented at the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.

                               BY ORDER OF THE BOARD OF DIRECTORS,
                               /s/ E. Talbot Briddell

                               E. Talbot Briddell
                               Chairman of the Board and Chief Executive Officer

Lansdale, Pennsylvania
[_______], 1999

                          CENTRAL SPRINKLER CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby appoints [______________________] and [__________________], or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of Central to be held at [____] A.M., August 25, 1999, at [____________________], and at any postponement or adjournment thereof.

         1. The approval of the Agreement and Plan of Merger, dated as of June 15, 1999 (the "Merger Agreement"), by and among Central, Tyco Acquisition Corp. VI ("Parent"), a wholly-owned subsidiary of Tyco International Ltd. ("Tyco International"), Alpha Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"; and together with Parent, collectively, "Tyco"), and Tyco International as guarantor of the obligations of Tyco. Pursuant to the Merger Agreement, Merger Sub will be merged into Central (the "Merger"), with Central continuing as the surviving corporation (the "Surviving Corporation").

         [ ]For                [ ]Against             [ ] Abstain

         2. In accordance with their best judgement, the Proxies are authorized to transact and vote upon such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

         Please date and sign your Proxy on the reverse side and return it promptly.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT DESCRIBED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.



                                               Date:____________________________

                                               _________________________________
                                               Signature of Shareholder

                                               _________________________________
                                               Signature of Shareholder

                                               NOTE: PLEASE SIGN THIS PROXY
                                               EXACTLY AS NAME(S) APPEAR ON YOUR
                                               STOCK CERTIFICATE. WHEN SIGNING
                                               AS ATTORNEY-IN-FACT, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE ADD YOUR TITLE
                                               AS SUCH, AND IF SIGNER IS A
                                               CORPORATION, PLEASE SIGN WITH
                                               FULL CORPORATE NAME BY A DULY
                                               AUTHORIZED OFFICER OR OFFICERS
                                               AND AFFIX THE CORPORATE SEAL.
                                               WHERE STOCK IS ISSUED IN THE NAME
                                               OF TWO (2) OR MORE PERSONS, ALL
                                               SUCH PERSONS SHOULD SIGN.

                                                                      APPENDIX A






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            TYCO ACQUISITION CORP. VI

                             ALPHA ACQUISITION CORP.

                                       and

                          CENTRAL SPRINKLER CORPORATION



                                    including

                                    GUARANTEE

                                       of

                             TYCO INTERNATIONAL LTD.














                            Dated as of June 15, 1999

                                TABLE OF CONTENTS


                                    ARTICLE I

                                                    THE MERGER..................................................  1
         SECTION 1.01  The Merger...............................................................................  1
         SECTION 1.02  Effective Time...........................................................................  2
         SECTION 1.03  Effect of the Merger.....................................................................  2
         SECTION 1.04  Articles of Incorporation; Bylaws........................................................  2
         SECTION 1.05  Directors and Officers...................................................................  2
         SECTION 1.06  Effect on Securities, Etc................................................................  3
         SECTION 1.07  Dissenting Shares........................................................................  4
         SECTION 1.08  Surrender of Shares......................................................................  4
         SECTION 1.09  Lost, Stolen or Destroyed Certificates...................................................  6
         SECTION 1.10  Taking of Necessary Action; Further Action...............................................  6
         SECTION 1.11  Material Adverse Effect..................................................................  6

                                                    ARTICLE II

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................  7
         SECTION 2.01  Organization and Qualification; Subsidiaries.............................................  7
         SECTION 2.02  Articles of Incorporation and Bylaws.....................................................  7
         SECTION 2.03  Capitalization...........................................................................  8
         SECTION 2.04  Authority Relative to this Agreement.....................................................  9
         SECTION 2.05  No Conflict; Required Filings and Consents...............................................  9
         SECTION 2.06  Compliance; Permits...................................................................... 10
         SECTION 2.07  SEC Filings; Financial Statements........................................................ 11
         SECTION 2.08  Absence of Certain Changes or Events..................................................... 11
         SECTION 2.09  No Undisclosed Liabilities............................................................... 12
         SECTION 2.10  Absence of Litigation.................................................................... 12
         SECTION 2.11  Employee Benefit Plans; Employment Agreements............................................ 12
         SECTION 2.12  Labor Matters............................................................................ 16
         SECTION 2.13  Proxy Statement.......................................................................... 16
         SECTION 2.14  Restrictions on Business Activities...................................................... 16
         SECTION 2.15  Title to Property........................................................................ 17
         SECTION 2.16  Taxes.................................................................................... 17
         SECTION 2.17  Environmental Matters.................................................................... 18
         SECTION 2.18  Brokers.................................................................................. 20
         SECTION 2.19  Intellectual Property.................................................................... 20
         SECTION 2.20  Interested Party Transactions............................................................ 22
         SECTION 2.21  Insurance................................................................................ 22
         SECTION 2.22  Product Liability and Recalls............................................................ 22
         SECTION 2.23  Opinion of Financial Advisor............................................................. 22


                                   ARTICLE III

                              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................... 23
         SECTION 3.01  Organization and Good Standing........................................................... 23
         SECTION 3.02  Authorization; Binding Agreement......................................................... 23
         SECTION 3.03  Governmental Approvals................................................................... 23
         SECTION 3.04  No Violations............................................................................ 24
         SECTION 3.05  Disclosure Documents..................................................................... 24
         SECTION 3.06  Finders and Investment Bankers........................................................... 24
         SECTION 3.07  Financing Arrangements................................................................... 24
         SECTION 3.08  No Prior Activities...................................................................... 25
         SECTION 3.09  PBCL Section 2538........................................................................ 25

                                                    ARTICLE IV

                                      CONDUCT OF BUSINESS PENDING THE MERGER.................................... 25
         SECTION 4.01  Conduct of Business by the Company Pending the Merger.................................... 25
         SECTION 4.02  No Solicitation.......................................................................... 27

                                                     ARTICLE V

                                               ADDITIONAL AGREEMENTS............................................ 29
         SECTION 5.01  Proxy Statement.......................................................................... 29
         SECTION 5.02  Company Shareholders Meeting............................................................. 29
         SECTION 5.03  Access to Information; Confidentiality................................................... 30
         SECTION 5.04  Consents; Approvals...................................................................... 30
         SECTION 5.05  Indemnification and Insurance............................................................ 30
         SECTION 5.06  Notification of Certain Matters.......................................................... 32
         SECTION 5.07  Further Action........................................................................... 32
         SECTION 5.08  Public Announcements..................................................................... 32
         SECTION 5.09  Conveyance Taxes......................................................................... 33
         SECTION 5.10  Option Plans and Benefits, etc........................................................... 33
         SECTION 5.11  Accountant's Letter...................................................................... 34
         SECTION 5.12  Compliance with State Property Transfer Statutes......................................... 34
         SECTION 5.13  Consent Agreement and CPSC Order......................................................... 34
         SECTION 5.14  Compliance with Requirements for Federal Government
                  Contractors................................................................................... 34

                                                    ARTICLE VI

                                             CONDITIONS TO THE MERGER........................................... 35
         SECTION 6.01  Conditions to Obligation of Each Party to Effect the Merger.............................. 35
         SECTION 6.02  Additional Conditions to Obligations of Parent and Merger
                  Sub........................................................................................... 35

                                                      -ii-


         SECTION 6.03  Additional Conditions to Obligation of the Company....................................... 36

                                                    ARTICLE VII

                                                    TERMINATION................................................. 37
         SECTION 7.01  Termination.............................................................................. 37
         SECTION 7.02  Effect of Termination.................................................................... 39
         SECTION 7.03  Fees and Expenses........................................................................ 39

                                                   ARTICLE VIII

                                                GENERAL PROVISIONS.............................................. 41
         SECTION 8.01  Effectiveness of Representations, Warranties and Agreements.............................. 41
         SECTION 8.02  Notices.................................................................................. 41
         SECTION 8.03  Certain Definitions...................................................................... 43
         SECTION 8.04  Amendment................................................................................ 43
         SECTION 8.05  Waiver................................................................................... 44
         SECTION 8.06  Headings................................................................................. 44
         SECTION 8.07  Severability............................................................................. 44
         SECTION 8.08  Entire Agreement......................................................................... 44
         SECTION 8.09  Assignment............................................................................... 44
         SECTION 8.10  Parties in Interest...................................................................... 45
         SECTION 8.11  Failure or Indulgence Not Waiver; Remedies Cumulative.................................... 45
         SECTION 8.12  Governing Law; Jurisdiction.............................................................. 45
         SECTION 8.13  Counterparts............................................................................. 45
         SECTION 8.14  WAIVER OF JURY TRIAL..................................................................... 45

                                                     GUARANTEE...................................................47

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                  AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1999 (this "Agreement"), among Tyco Acquisition Corp. VI ("Parent"), a Delaware corporation and an indirect, wholly-owned subsidiary of Tyco International Ltd., a Bermuda company ("Guarantor"), Alpha Acquisition Corp., a Pennsylvania corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and Central Sprinkler Corporation, a Pennsylvania corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Parent and the Company have each approved the acquisition of the Company by Parent through the merger (the "Merger") of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "PBCL"); and

                  WHEREAS, pursuant to the Merger, each outstanding share (each a "Share") of the Company's Common Stock, $.01 par value (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.06(a)), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee the representations, warranties, covenants, agreements and other obligations of Parent and Merger Sub in this Agreement; and

                  WHEREAS, the Board of Directors of the Company has approved and resolved to recommend approval of the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Merger is fair to and in the best interest of the holders of Shares.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER
                                   ----------

                  SECTION 1.01 The Merger. (a) At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and the PBCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of

Merger Sub shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

                  SECTION 1.02 Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger as contemplated by the PBCL (the "Articles of Merger"), together with any required related certificates, with the Corporation Bureau, Department of State of the Commonwealth of Pennsylvania, in such form as required by, and executed in accordance with the relevant provisions of, the PBCL. The Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Articles of Merger (the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

                  SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.04 Articles of Incorporation; Bylaws. (a) Articles of Incorporation. Except as provided in Section 5.05(a) hereof, unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the PBCL and such Articles of Incorporation; provided, however, that Article 5 of the Surviving Corporation's Articles of Incorporation shall be amended and restated in the Merger to read in its entirety as follows: "5. The aggregate number of shares authorized is 1,000 shares of common stock, par value $0.01 per share."

                  (b) Bylaws. Except as provided in Section 5.05(a) hereof, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the PBCL, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  SECTION 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the

Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.06 Effect on Securities, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

                  (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares (as defined in Section 1.07)) shall be converted, subject to Section 1.06(e), into the right to receive $30.00 (the "Merger Consideration").

                  (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Guarantor, Parent, Merger Sub or any direct or indirect, wholly-owned subsidiary of the Company or Guarantor immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) Stock Options. Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Stock Option") under the Company's 1986 Incentive Stock Option Plan, 1988 Non-Qualified Stock Option Plan, 1993 Non-Employee Director Stock Option Plan, and Central Sprinkler Corporation 1996 Equity Compensation Plan, each as amended through the date hereof (collectively, the "Company Stock Option Plans"), whether or not then vested or exercisable, shall constitute the right to receive an amount in cash equal to the positive difference, if any, between the exercise price of the Stock Option and the amount of the Merger Consideration multiplied by the number of Shares for which the Stock Option was exercisable immediately prior to the Effective Time. Any Stock Option the exercise price of which as of the Effective Time equals or exceeds the amount of the Merger Consideration shall be cancelled and be of no further force and effect as of the Effective Time. Each of the Company and Parent shall take all reasonable actions necessary to provide that, upon consummation of the Merger, all Stock Options outstanding immediately prior to the Effective Time shall be converted into the right to receive cash or be cancelled as aforesaid.

                  (d) Capital Stock of Merger Sub. Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

                  (e) Adjustments to the Merger Consideration. The Merger Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), reorganization, recapitalization, split up, combination or exchange of shares or other like event with respect to the Shares occurring after the date hereof and prior to the Effective Time.

                  SECTION 1.07 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the PBCL, and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.06(a) hereof, but the holder thereof shall be entitled to only such rights as are granted by the PBCL.

                  (b) Notwithstanding the provisions of Section 1.07(a) hereof, if any holder of Shares who demands appraisal of his Shares under the PBCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in Section 1.06(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the PBCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the PBCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                  SECTION 1.08 Surrender of Shares. (a) Prior to the Effective Time, Parent shall appoint ChaseMellon Shareholders LLC or such other commercial bank or trust company designated by Parent and reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent") for the payment of the Merger Consideration upon surrender of certificates representing the Shares. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation.

                  (b) Parent shall cause the Surviving Corporation to provide the Exchange Agent with cash in amounts necessary to pay for all of the Shares pursuant to Section 1.08(c) hereof when and as such amounts are needed by the Exchange Agent.

                  (c) Promptly following the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to each holder of record of a certificate representing Shares canceled upon the Merger pursuant to
Section 1.06(a) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. Each holder of a certificate or certificates representing Shares canceled upon the Merger pursuant to Section 1.06(a) hereof may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Upon the surrender of certificates representing the Shares, Parent shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Merger Consideration relating thereto.

                  (d) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such tax either has been paid or is not payable.

                  (e) At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall be made thereafter, other than transfers of Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 1.06(a).

                  (f) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, and without interest thereon subject to reduction only for any applicable United States federal or other back-up withholding or stock transfer taxes payable by such holder.

                  (g) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares held directly or indirectly by Guarantor, Parent or in the treasury of the Company) may surrender such certificate to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest thereon.

                  (h) None of the Company, Parent, Guarantor, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares for any cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

                  SECTION 1.09 Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Company Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make such payment in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Guarantor, the Surviving Corporation, or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  SECTION 1.10 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                  SECTION 1.11 Material Adverse Effect. (a) When used in connection with the Company or any of its subsidiaries or Guarantor or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), financial condition, results of operations, or prospects of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that effects of changes that are applicable to or arise on account of (A) any changes in economic, regulatory, or political conditions generally, (B) the United States securities markets, (C) this Agreement or the transactions contemplated by this Agreement, (D) the effect of the public announcement of the transactions contemplated hereby, including, without limitation, any effect on current or prospective customers or employees of the Company, or (E) with respect to the Company, any changes affecting the fire protection business generally, shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur. For purposes of this Agreement, the term "prospects" shall mean, at any time, results of future operations which are reasonably foreseeable based upon the facts and circumstances in existence at such time.

                  (b) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, shall be deemed to have a Material Adverse Effect if (x) the business, assets (including intangible assets), financial condition, results of operations, or prospects of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole, are or would reasonably be expected to be materially worse than if such representation or warranty had been true and correct, (y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company and/or its subsidiaries or (z) the failure of such representation or warranty to be true and correct materially and adversely affects the ability of the Company or Parent, as the case may be, to timely consummate the transactions contemplated by this Agreement.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  SECTION 2.01 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's 1998 Annual Report on Form 10-K (the "Company Significant Subsidiaries"). The Company has furnished to Parent a list of all subsidiaries of the Company together with the jurisdiction of incorporation of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Reports (as defined in Section
2.07 below), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), with respect to which interest the Company has invested (and currently owns) or is required to invest $100,000 or more, excluding securities in any publicly-traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

                  SECTION 2.02 Articles of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of its Restated Articles of

Incorporation and Bylaws as amended to date (the "Company Charter Documents"), and will make available to Parent, as promptly as practicable, the Articles of Incorporation and Bylaws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"). Such Company Charter Documents and Subsidiary Documents are in full force and effect. Neither the Company nor any of the Company Significant Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents, except for violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents, except for violations of such documents which, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 2.03 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 2,000 shares of Redeemable Preferred Stock, $.01 par value ("Company Preferred Stock"). As of June 11, 1999, 3,851,637 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding shares which are issued but not outstanding all of which are not entitled to vote), (iii) no shares of Company Common Stock were held by subsidiaries of the Company, (iv) 1,014,000 shares of Company Common Stock were reserved for existing grants and 7,000 shares were reserved for future grants pursuant to the Company Stock Option Plans, and (v) no shares of Company Preferred Stock were issued and outstanding. Except as set forth in
Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since June 11, 1999, except for changes resulting from the exercise of Stock Options. Except as set forth in Section 2.01, this
Section 2.03 or Section 2.11 or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule or the Company SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable. Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary. Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Sections 2.01 and 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and all such shares (other than directors' qualifying shares and a de minimis number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

                  SECTION 2.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and this Agreement by the Company's shareholders in accordance with the PBCL and the Company's Charter Documents and the filing of the appropriate documents with respect to the Merger in accordance with the PBCL). As of the date hereof, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement and has adopted resolutions so that Subchapters 25F and Section 2538 of the PBCL are not applicable to Parent or any of its affiliates or to the Merger or the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

                  SECTION 2.05 No Conflict; Required Filings and Consents. (a)
Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany agreements, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $250,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contact, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $250,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act") but have not been so filed with the SEC.

                  (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Articles of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (c) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings and consents under any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"), filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the PBCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

                  SECTION 2.06 Compliance; Permits. (a) Except as disclosed in
Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Reports or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since October 31, 1996 (all forms, reports and documents filed by the Company with the SEC since October 31, 1996 are referred to herein as the "Company SEC Reports"). Except as disclosed in Section 2.07 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  SECTION 2.08 Absence of Certain Changes or Events. Except as set forth in Section 2.08 of the Company Disclosure Schedule or the Company SEC Reports, since April 30, 1999, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Restated Articles of Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices (other than changes required by GAAP after the date of this Agreement; or (v) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

                  SECTION 2.09 No Undisclosed Liabilities. Except as set forth in Section 2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of April 30, 1999 included in the Company's Quarterly Report of Form 10-Q for the quarter ended April 30, 1999 (the "1999 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1999 Balance Sheet, (c) incurred since April 30, 1999 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.10 Absence of Litigation. Except as set forth in
Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Reports or arising out of transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.11 Employee Benefit Plans; Employment Agreements.
(a) Section 2.11(a) of the Company Disclosure Schedule lists all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any other entity (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (a "Company ERISA Affiliate"), or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Title IV of ERISA or Section 412 of the Code (together for the purposes of this Section 2.11, the "Company Employee Plans"). The Company has made available to Parent, prior to the date of this Agreement, or the Company will make available not later than 30 days after the date of this Agreement, copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the latest reports which have been filed with the Department of Labor with respect to each Company Employee Plan required to make such filing and (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

                  (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule or the Company SEC Reports, (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) to the best knowledge of the Company, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a material tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) to the best knowledge of the Company, no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company or any Company ERISA Affiliate; (iv) all Company Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements of applicable law (including but not limited to the applicable notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998), and may (to the knowledge of the Company without a duty of inquiry) by their terms be amended and/or terminated at any time to the greatest extent permitted by applicable law, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (v) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination; (vi) to the best knowledge of the Company in the case of each "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and without qualification in any other case, all contributions required to be made with respect to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates (including any extensions thereof); (vii) to the best knowledge of the Company in the case of each "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and without qualification in any other case, with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred for which there is any material outstanding liability to the Company or any Company ERISA Affiliate nor would the consummation of the transactions contemplated hereby (including the execution of this Agreement) constitute a reportable event for which the 30-day requirement has not been waived; (viii) neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur and no facts or conditions exist as a result of which it is reasonable to conclude that the Company or an ERISA Affilate could incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in Section 4201, 4204 or 4212 of ERISA (or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or an ERISA Affiliate has agreed or is required to indemnify any person against such liability); (ix) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no pending, nor to the Company's knowledge any threatened, claims, investigations or causes of action with respect to any Company Employee Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company, any Company director, officer or employee, any Company Employee Plan or any fiduciary of a Company Employee Plan; and (x) there are no communications to any employee, former employee or any other person who may be entitled to benefits under any Company Employee Plan that are materially inconsistent with any provision of any Company Employee Plan. The Company shall, within 45 days after the date of this Agreement, provide a schedule of all material limitations on the ability of the Company to amend or terminate the Company Employee Plans, and the Company represents that upon delivery, such schedule shall be true and complete.

                  (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

                  (d) To the extent not already included and so labelled in
Section 2.11(a) of the Company Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $75,000; (iii) all agreements with respect to the services of independent contractors or leased employees whether or not they participate in any of the Company Employee Plans obligating the Company or any of its subsidiaries to make annual cash payments in the aggregate exceeding $75,000; (iv) all officers of the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (v) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $75,000 excluding programs and policies required to be maintained by law; and (vi) all plans, programs, agreements and other arrangements of the Company which contain change of control provisions.

                  (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company sponsors, maintains, contributes to, is required to contribute to or has any liability (whether contingent or otherwise) with respect to or has ever sponsored, maintained, contributed to, been required to contribute to or had any liability (whether contingent or otherwise) with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. To the best knowledge of the Company in the case of each "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and without qualification in any other case, with respect to any plan listed in Section 2.11(e) of the Company Disclosure Schedule (i) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such plans, and (ii) no such plan has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no extensions of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA been applied for with respect thereto. With respect to each "multiemployer plan" (within the meaning of Section 3(37) of ERISA) listed in Section 2.11(e) of the Company Disclosure Schedule, Section 2.11(e) of the Company Disclosure Schedule specifies the "withdrawal liability" within the meaning of Section 4201 of ERISA that the Company or an ERISA Affiliate would have incurred had the Company or such ERISA Affiliate effected a "complete withdrawal" (within the meaning of Section 4203 of ERISA) as of a recent date specified on Schedule 2.11(e).

                  (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule or in the Company SEC Reports, (i) the Company has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company stock; (ii) since October 31, 1998, the Company has not proposed nor agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee; and (iv) no person will be entitled to any severance benefits under the terms of any Company Employee Plan solely by reason of the consummation of the transactions contemplated by this Agreement.

                  (g) The Company has fiduciary liability insurance of at least $1,000,000 in effect covering the fiduciaries of the Company Employee Plans (including the Company) with respect to whom the Company may have liability.

                  SECTION 2.12 Labor Matters. Except as set forth in Section
2.12 of the Company Disclosure Schedule or the Company SEC Reports, (i) there are no controversies, including any strikes, slowdowns, work stoppages, lockouts, pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries is in breach of any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any significant number of such employees.

                  SECTION 2.13 Proxy Statement. The information supplied by the Company for inclusion in the proxy statement to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the Merger (the "Company Shareholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders Meeting contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement.

                  SECTION 2.14 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Reports, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.15 Title to Property. Except as set forth in Sections 2.15 and 2.19(b) of the Company Disclosure Schedule or the Company SEC Reports, the Company and each of its subsidiaries have good title to all of their real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1999 Balance Sheet; and, to the best knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the best knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.16 Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

                   (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 1999 Balance Sheet have been established or which are being contested in good faith. Except as set forth in Section 2.16(a) of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 1999 Balance Sheet have been established or which are being contested in good faith or are immaterial in amount). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. The federal income tax returns of the Company and its subsidiaries have been audited by the IRS for the taxable year 1993. The statute of limitations period for assessment of federal income taxes has expired for all taxable years through the taxable year ending 1993. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes. Neither the Company nor any of its subsidiaries will be required to include any adjustment in taxable income for any period ending after the Closing under Section 481 of the Code (or under any similar provision of the Tax laws of any jurisdiction) as a result of a change in the method of accounting for a period ending on or before the Closing or pursuant to an agreement with a Tax authority with regard to the Tax liability of the Company or any of its subsidiaries for any period ending on or before the Closing. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Tax matters. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership or other arrangement or contract which is or is reasonably likely to be treated as a partnership for federal income tax purposes. None of the Company's property is "tax exempt use property" within the meaning of Section 168(h) of the Code. There are no private letter rulings in respect of any Tax pending between the Company or its subsidiaries and any taxing authority. The Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (b) For purposes of this Agreement, the term "Tax" shall mean any United States federal, state, local, non-United States or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

                  SECTION 2.17 Environmental Matters. (a) Except as set forth in
Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with applicable Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

                  (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined), including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

                  (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Reports, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in
Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Reports,
(i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, or any analogous state site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls (PCBs) or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

                  (e)      For purposes of this Agreement:

                  (i) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

                  (ii) "Environmental Laws" means all United States federal, state, local and non-United States laws, regulations, codes and ordinances, relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including but not limited to CERCLA, RCRA, TSCA, OSHA, the Clean Air Act, the Clean Water Act, each as amended or supplemented, and any applicable transfer statutes or laws.

                  (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

                  SECTION 2.18 Brokers. No broker, finder or investment banker (other than Schroder & Co. Inc. ("Schroders")), the fees and expenses of each of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Schroders pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

                  SECTION 2.19 Intellectual Property. (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks and copyrights, and registrations and applications therefor, trade names, common law marks, know-how, trade secrets, computer software programs and proprietary information. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

                  (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property Assets that are used in and material to the business of the Company and its subsidiaries as currently conducted, without conflict with the rights of others.

                  (c) Except as disclosed in Section 2.19(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are currently pending or, to the knowledge of the Company, threatened by any person with respect to the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

                  (d) Except as disclosed in Section 2.19(d) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries knows of any valid grounds for any bona fide claim to the effect that the manufacture, sale, licensing or use of any product now used, sold or licensed or proposed for use, sale, license by the Company or any of its subsidiaries infringes on any Third Party Intellectual Property Assets.

                  (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a list of (i) all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications, material common law trademarks, material trade dress and material slogans, and all trade names owned by the Company and/or each of its subsidiaries worldwide; (iii) all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; and (iv) all licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 2.19(e) of the Company Disclosure Schedule; or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as disclosed in Section 2.19(e)(v) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (f) Except as set forth in Section 2.19(e)(v) or 2.19(f) of the Company Disclosure Schedule or the Company SEC Reports: (i) each patent, patent application, trademark or service mark registration, and trademark or service mark application and copyright registration or copyright application of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each material license of Company Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable.

                  (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, there is no material unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (h) Except as set forth in Section 2.19(h) of the Company Disclosure Schedule, the disclosure under the heading "Year 2000" contained in the Company's

Quarterly Report on Form 10-Q for the period ended April 30, 1999 is accurate and in compliance with applicable law in all material respects.

                  SECTION 2.20 Interested Party Transactions. Except as set forth in Section 2.20 of the Company Disclosure Schedule or the Company SEC Reports or for events as to which the amounts involved do not, in the aggregate, exceed $75,000, since the Company's proxy statement dated February 19, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                  SECTION 2.21 Insurance. Except as disclosed in Section 2.21 of the Company Disclosure Schedule or the Company SEC Reports, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide coverage appropriate in character and amount for the businesses of the Company and its subsidiaries and their respective properties and assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.22 Product Liability and Recalls. (a) Except as disclosed in Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Reports, the Company is not aware of any claim, pending or threatened in writing, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Reports, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.23 Opinion of Financial Advisor. The Board of Directors of the Company has been advised by its financial advisor, Schroders, to the effect that in its opinion, as of the date of this Agreement, the Merger Consideration is fair to the holders of Shares from a financial point of view.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 3.01 Organization and Good Standing. Each of Guarantor, Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  SECTION 3.02 Authorization; Binding Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Guarantor has all requisite corporate power and authority to execute and deliver the guarantee of this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the guarantee hereof, and the consummation by Guarantor, Parent, and Merger Sub of the transactions contemplated hereby (including, but not limited to, the Merger) and thereby, have been duly and validly authorized by the respective Boards of Directors of Guarantor, Parent and Merger Sub, as applicable, and no other corporate proceedings on the part of Guarantor, Parent, Merger Sub or any other subsidiary of Guarantor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval by the sole stockholder of Merger Sub of this Agreement and the Merger). This Agreement and the guarantee hereof has been duly and validly executed and delivered by each of Guarantor, Parent and Merger Sub (as applicable) and, assuming due authorization, execution, and delivery by the Company, constitute the legal, valid and binding obligations of Guarantor, Parent and Merger Sub (as applicable).

                  SECTION 3.03 Governmental Approvals. No Consent from or with any Governmental Authority on the part of Guarantor, Parent or Merger Sub is required in connection with the execution or delivery by Parent and Merger Sub of this Agreement, the execution or delivery by Guarantor of the guarantee hereof, or the consummation by Guarantor, Parent and Merger Sub (as applicable) of the transactions contemplated hereby and thereby other than filings with the SEC, filings under the HSR Act, compliance with applicable Blue Sky-Laws and any applicable Non-U.S. Monopoly Laws, such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the PBCL.

                  SECTION 3.04 No Violations. The execution and delivery of this Agreement and the guarantee hereof, the consummation of the transactions contemplated hereby and thereby and compliance by Guarantor, Parent or Merger Sub with any of the provisions hereof or thereof (each as applicable) will not
(i) conflict with or result in any breach of any provision of the Memorandum of Association (or Articles of Incorporation) or Bye-laws (or By-laws) or other governing instruments of Guarantor or any subsidiary of Guarantor, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, contract, lease, license, agreement or instrument to which Guarantor or Parent is a party or by which Guarantor or Parent or any of their assets or property is subject, (iii) result in the creation or imposition of any material lien or encumbrance of any kind upon any of the assets of Guarantor or any subsidiary of Guarantor or (iv) subject to obtaining the Consents from Governmental Authorities referred to in
Section 3.03 hereof, violate any Law to which Guarantor or any subsidiary of Guarantor or its assets or properties are subject, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or the ability of Guarantor to perform its obligations under the guarantee hereof.

                  SECTION 3.05 Disclosure Documents. None of the information supplied by Parent, its officers, directors, representatives, agents or employees (the "Parent Information") for inclusion in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC or first mailed to the Company's stockholders, at the time of the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such shareholders meeting which has become false or misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents.

                  SECTION 3.06 Finders and Investment Bankers. None of Guarantor, Parent, Merger Sub, and their respective officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the transactions contemplated hereby.

                  SECTION 3.07 Financing Arrangements. Parent (including for this purpose one or more of its wholly-owned subsidiaries) has funds available to it sufficient to enable the Merger Sub to purchase the Shares in accordance with the terms of this Agreement and to pay all amounts due (or which will, as a result of the transactions contemplated hereby, become due) in respect of any indebtedness of the Company for money borrowed.

                  SECTION 3.08 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing in connection therewith), Merger Sub has not incurred any obligations or liabilities and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                  SECTION 3.09 PBCL Section 2538. Other than by reason of this Agreement or the transactions contemplated hereby, Parent is not an "interested shareholder" of the Company, as that term is defined in Section 2538 of the PBCL.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 4.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which in the case of clauses (c), (d)(v), (e), (f), (h) or (i) will not be unreasonably withheld or delayed:

                  (a) amend or otherwise change the Company's Restated Articles of Incorporation or By-Laws;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to

         Stock Options under the Company Stock Option Plans, which options are outstanding on the date hereof);

                  (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $100,000 in the aggregate);

                  (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend, (ii) declare or allow any subsidiary of the Company to declare cross-border dividends, or to make or allow any subsidiary of the Company to make cross-border capital contributions, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) except as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01(d) of the Company Disclosure Schedule, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, or
         (v) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a shareholder equity interest in the Company;

                  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or other borrowings not in excess of $50,000 or issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; or (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $1,000,000 from the date hereof until November 30, 1999; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

                  (f) except as set forth in Section 4.01(f) of the Company Disclosure Schedule, increase the compensation or severance payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries (who are not directors or executive officers of the Company) in accordance with past practices, or grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into any employment or severance agreement, with any new employee of the Company or any of its subsidiaries, except for an agreement entered into in the ordinary course of business and providing for annual base and bonus compensation not to exceed $50,000, or establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan (within the meaning of Section 2.11 of this Agreement), trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement.

                  (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

                  (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

                  (j) cause or permit any outstanding loans owed by the Company's Employee Stock Ownership Plan or Employee Stock Ownership Plan Trust to the Company to be prepaid in whole or in part; or

                  (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                  SECTION 4.02 No Solicitation. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined in Section 7.01) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Guarantor or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c), considering and negotiating a bona fide Acquisition Proposal that is a Superior Proposal not solicited in violation of this Agreement; provided, however, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Shareholders Meeting and (y) the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Morgan, Lewis & Bockius
LLP), that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (i) (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent and (ii) to be more favorable to the Company than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of the Company under the laws of the Commonwealth of Pennsylvania.

                  (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in
Section 4.02(a). The Company shall also immediately notify Parent, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

                  (c) Unless this Agreement shall have been terminated in accordance with its terms, neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval by such Board of Directors of this Agreement or the Merger.

                  (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its shareholders a position required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders required by applicable law, rule or regulation.

                  (e) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party.

                  (f) The Company shall ensure that the officers and directors of the Company and the Company Significant Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement. As promptly as practicable after final comments received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the shareholders of the Company pursuant to this Agreement.

                  SECTION 5.02 Company Shareholders Meeting. The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold the Company Shareholders Meeting as soon as practicable after the date on which the final comments of the SEC on the Proxy Statement are resolved. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger. The Company shall solicit from its shareholders proxies in favor of approval of this Agreement and the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of shareholders in favor of such approval.

                  SECTION 5.03 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to)
(i) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to its properties, books, contracts, commitments and records and, (ii) during such period, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request, and it shall make available to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as Parent may reasonably request. Parent shall keep such information confidential in accordance with the terms of the confidentiality letter, dated April 12, 1999 (the "Confidentiality Letter"), between Parent and the Company.

                  SECTION 5.04 Consents; Approvals. The Company and Parent shall each use its commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company and Parent shall make (or Parent shall take all action necessary such that Guarantor will make) all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement. Each party hereto shall each make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten business days after the date hereof and shall promptly supply any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto shall use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act. In addition, each party hereto shall promptly make any other filing that may be required under any antitrust law or by any antitrust authority.

                  SECTION 5.05 Indemnification and Insurance. (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Articles of Incorporation and the Bylaws of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law.

                  (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Restated Articles of Incorporation or Bylaws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

                  (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers existing at or before the Effective Time.

                  (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                  (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.05.

                  (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties, and the Officer Employees, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  SECTION 5.06 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate, (ii) any failure of the Company or Parent or and Merger Sub, as the case may be, materially to comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party materially to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) the Company obtaining knowledge of a material breach by Parent or Merger Sub, or Parent obtaining knowledge of a material breach by the Company, of their respective representations, warranties, or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (i) or (ii); provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(b) or 6.03(b) or affect the rights and remedies of the party obligated to give any notice pursuant to the foregoing clause (iii) unless the failure to give such notice results in material prejudice to the other party.

                  SECTION 5.07 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Nothing contained in this Agreement shall require Guarantor to divest, abandon, or take similar action with respect to any assets (tangible or intangible) of Guarantor, the Company or any of their subsidiaries.

                  SECTION 5.08 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE or the NASD if it has used all reasonable efforts to consult with the other party.

                  SECTION 5.09 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                  SECTION 5.10 Option Plans and Benefits, etc. (a) Prior to the Effective Time, the parties to this Agreement shall take all such actions as shall be necessary to effectuate the provisions of Section 1.06(c).

                  (b) [Intentionally omitted.]

                  (c) Parent agrees that, effective as of the Effective Time, and through December 31, 1999 (the "Benefit Continuation Period"), Parent shall, or shall cause the Surviving Corporation and its subsidiaries and successors to, provide those persons who, immediately prior to the Effective Time, were employees of the Company or its subsidiaries ("Retained Employees") with benefits which are, in the aggregate, substantially similar to those provided to such Retained Employees immediately prior to the date hereof. With respect to such benefits, (i) service accrued by such Retained Employees during employment with the Company and its subsidiaries prior to the Effective Time shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits, (ii) if any Company Employee Plan providing any health care benefits is replaced during the Benefit Continuation Period: (x) any and all pre-existing condition limitations and eligibility waiting periods (to the extent such limitations or waiting periods were not applicable under the replaced Company Employee Plan) under such replacement group health plan shall be waived with respect to such Retained Employees and their eligible dependents, and (y) Retained Employees shall be given credit under the replacement plan for amounts paid under the replaced Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the replacement plan. Without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation and its subsidiaries and successors to, provide to any person who, immediately prior to the Effective Time, is a retiree under the terms of the Company's retiree medical program retiree medical benefits in accordance with the Company's current practice.

                  (d) It is expressly agreed that the provisions of this Section
5.10 are not intended to be for the benefit of or otherwise be enforceable by any third party, including, without limitation, any Retained Employee or any collective bargaining unit or employee organization.

                  (e) Nothing herein shall prevent Parent or the Surviving Corporation from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment of any particular Retained Employee or any other person.

                  SECTION 5.11 Accountant's Letter. Upon reasonable notice from Parent, the Company shall use its best efforts to cause Arthur Andersen LLP to deliver to Parent a letter covering such matters as are reasonably requested by Parent and as are customarily addressed in accountants' "comfort letters."

                  SECTION 5.12 Compliance with State Property Transfer Statutes. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Parent, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Parent with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Parent's prior consent, which consent shall not be unreasonably withheld or delayed. Parent shall provide, and shall take all action necessary such that Parent shall provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

                  SECTION 5.13 Consent Agreement and CPSC Order. Parent acknowledges that the Company has provided it with copies of the Consent Agreement (the "Consent Agreement") by and between the Company and the Staff of the United States Consumer Product Safety Commission ("CPSC") dated October 1, 1998, and an Order entered by the CPSC dated October 13, 1998 (the "CPSC Order"). The Surviving Corporation agrees to assume the obligations imposed on the Company by the Consent Agreement and the CPSC Order and further agrees to submit to the jurisdiction of the CPSC for purposes of enforcement of the Consent Agreement and the CPSC Order. This acknowledgment of jurisdiction is solely for purposes of enforcing the Consent Agreement and the CPSC Order, and nothing in this agreement shall be construed as an acknowledgment of jurisdiction for any other purpose.

                  SECTION 5.14 Compliance with Requirements for Federal Governmental Contractors. The Company shall use commercially reasonable efforts to comply with Executive Order 11246, the Rehabiliation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act of 1974 (and the OFCCP's implementing regulations) and all other requirements applicable to federal governmental contractors and subcontractors, including but not limited to the maintenance of an appropriate affirmative action/equal employment opportunity plan and maintenance of an appropriate reporting and auditing system.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  SECTION 6.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company;

                  (b) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor, Parent, Guarantor's fire and security business or Guarantor's flow control business;

                  (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Guarantor or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries, or (iii) compelling or seeking to compel Guarantor or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Guarantor or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

                  (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  SECTION 6.02 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause
         (iii)), or (iii) where the failure to be true and correct would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; and

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor.

                  SECTION 6.03 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct could not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President or Chief Financial Officer of Parent;

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent to such effect signed by the President or Chief Financial Officer of Parent; and

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company, Parent or Guarantor.


                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by November 30, 1999 (other than for the reasons set forth in clause (d) below); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either Parent or the Company (i) if the requisite vote of the shareholders of the Company shall not have been obtained by November 30, 1999, or (ii) if the shareholders of the Company shall not have approved the Merger and this Agreement at the Company Shareholders Meeting; provided, however, that the

         Company may not terminate pursuant to this clause if the Company has not complied with its obligations under Section 5.02; or

                  (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall
         (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent, (ii) approve or recommend to the shareholders of the Company an Acquisition Proposal or Alternative Transaction; or (iii) approve or recommend that the shareholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction or (y) take any position or make any disclosures to the Company's shareholders permitted pursuant to Section 4.02(d) which has the effect of any of the foregoing; or

                  (f) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, that, if such Terminating Misrepresentation is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(f); or

                  (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in
         Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (in either case, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that, if any such Terminating Change is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

                  (h) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

                  (i) by the Company, in order to accept a Superior Proposal, provided that the Merger and this Agreement shall not theretofore have been approved at the Company Shareholders Meeting; the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Morgan, Lewis & Bockius LLP), that it is or is reasonably likely to be required to accept such proposal in order to discharge properly its fiduciary duties; the Company has given Parent three business days' advance notice of the Company's intention to accept such Superior Proposal; the Company shall in fact accept such proposal; and the Company shall have complied in all respects with the provisions of Section 4.02.

                  As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 15% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of the Company or the entity surviving such merger or business combination (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 15% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any of the Company Significant Subsidiaries, other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

                  SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders (i) except that the Company or Parent or Merger Sub may have liability as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

                  SECTION 7.03 Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally (i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto and (ii) all conveyance and similar taxes required to be paid prior to the Effective Time under Section 5.09.

                  (b) The Company shall pay Parent a fee of $6,000,000 (the "Parent Fee"), and shall pay Parent's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Parent Expenses"), such payment of Parent Expenses not to exceed $300,000, upon the first to occur of any of the following events:

                           (i) the termination of this Agreement by Parent or
                  the Company pursuant to Section 7.01(d)(i) as a result of the failure to receive the requisite vote for approval of the Merger and this Agreement by the shareholders of the Company by November 30, 1999 or of the failure of the shareholders of the Company to approve the Merger and this Agreement at the Company Shareholders Meeting, provided that (A) at the time of the Company Stockholders Meeting, there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within 12 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on substantially the terms theretofore announced; or

                           (ii) the termination of this Agreement by Parent
                  pursuant to Section 7.01(e); or

                           (iii) the termination of this Agreement by Parent
                  pursuant to Section 7.01(h); or

                           (iv) the termination of this Agreement by the Company
                  pursuant to Section 7.01(i).

                  (c) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(f), the Company shall pay to Parent and Merger Sub their respective Parent Expenses relating to the transactions contemplated by this Agreement, but in no event more than $300,000.

                  (d) Parent shall pay the Company a fee of $6,000,000 (the "Company Fee"), and shall pay the Company's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Company Expenses"), such payment of Company Expenses not to exceed $300,000, upon the termination of this Agreement by Parent or the Company pursuant to Section 7.01(b) or (c).

                  (e) The Parent Fee and/or Parent Expenses payable pursuant to
Section 7.03(b) or Section 7.03(c), and the Company Fee and Company Expenses payable pursuant to Section 7.03(d), shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b), Section 7.03(c) or Section 7.03(d), as applicable; provided that, in no event shall the Company be required to pay the Parent Fee and/or Parent Expenses to Parent, nor shall Parent be required to pay the Company Fee and Company Expenses to the Company if, immediately prior to the termination of this Agreement, the entity entitled to receive such fee and/or expenses was in material breach of its obligations under this Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01 Effectiveness of Representations, Warranties and Agreements. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Sections 5.05 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement.

                  (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material. No statement contained in any certificate or schedule required to be furnished by any party pursuant to this Agreement, including the Company Disclosure Schedule, shall contain any untrue statement of a material fact or omit to state any material facts necessary under the circumstances, in order to make the other statements contained therein not misleading.

                  SECTION 8.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      If to Parent or Merger Sub:

                                    One Tyco Park
                                    Exeter, NH  03833
                                    Attn:  Mark A. Belnick, Esq.,
                                    Chief Corporate Counsel
                                    Telecopy:  (603) 778-7700
                                    Confirm:  (603) 778-9700

                  With a copy to:

                                    Tyco International (US) Inc.
                                    712 Fifth Avenue
                                    New York, NY  10036
                                    Attn:  Mark A. Belnick, Esq.,
                                    Chief Corporate Counsel
                                    Telecopy:  (212) 424-1354
                                    Confirm:  (212) 424-1324

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Attn:  Abbe L. Dienstag, Esq.
                                    Telecopy:  (212) 715-8000
                                    Confirm:  (212) 715-9100

                  (b)      If to the Company:

                                    Central Sprinkler Corporation
                                    451 North Cannon Avenue
                                    Landsdale, PA  19446
                                    Attn:   Mr. E. Talbot Briddell,
                                    Chairman and Chief Executive Officer
                                    Telecopy:  (215) 362-6512
                                    Confirm:  (215) 393-0223

                  With a copy to:

                                    Morgan Lewis & Bockius LLP
                                    1701 Market Street
                                    Philadelphia, PA 19103
                                    Attn:  Thomas J. Sharbaugh, Esq.
                                    Telecopy:  (215) 963-5299
                                    Confirm:   (215) 963-5000

                  SECTION 8.03 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) [Intentionally omitted.]

                  (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "dollars" or "$" means United States dollars;

                  (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Guarantor, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this

Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.07 Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  (b) The Company and Parent agree that each of the Parent Fee provided in Section 7.03(b) and the Company Fee provided in Section 7.03(d) is fair and reasonable in the circumstances, considering not only the Merger Consideration but also the outstanding funded indebtedness (including capital leases) of the Company and its subsidiaries. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of either the Parent Fee or the Company Fee exceeds the maximum amount permitted by law, then the amount of such Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

                  SECTION 8.08 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter, except to the extent specifically superseded hereby), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

                  SECTION 8.09 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger

Sub hereunder may be assigned to any subsidiary of Guarantor; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.05 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

                  SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 8.12 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

                  (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

                  SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         [The remainder of this page has intentionally been left blank.]

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                TYCO ACQUISITION CORP. VI


                                By
                                   ------------------------------------------
                                   Name: Irving Gutin
                                   Title: Vice President


                                ALPHA ACQUISITION CORP.


                                By
                                   ------------------------------------------
                                   Name: Mark H. Swartz
                                   Title: Vice President


                                CENTRAL SPRINKLER CORPORATION


                                By
                                   ------------------------------------------
                                   Name: E. Talbot Briddell
                                   Title: Chairman and Chief Executive Officer

                                    GUARANTEE

                  Guarantor guarantees each and every representation, warranty, covenant, agreement and other obligation of Parent and Merger Sub, and/or any of their respective permitted assigns (and where any such representation or warranty is made to the knowledge of Parent or Merger Sub, such guarantee shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is unconditional, and no release or extinguishment of Parent's and Merger Sub's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

                  The provisions of Article VIII of the Agreement are incorporated herein, mutatis mutandis, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda,
Attn: Secretary, Telecopy No. (441) 295-9647, Confirm No. (441) 292-8674 (with a copy as provided therefor in Section 8.02(a)).

                  We understand that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.


                                         TYCO INTERNATIONAL LTD.


                                         By
                                            -----------------------------------
                                         Name: Mark A. Belnick
                                         Title: Executive Vice President and
                                                Chief Corporate Counsel

                                                                      APPENDIX B

                             Letterhead of Schroders


                                  June 15, 1999



The Board of Directors
Central Sprinkler Corporation
451 North Cannon Avenue
Lansdale, PA 19446

Members of the Board of Directors:

We understand that Central Sprinkler Corporation ("Central" or the "Company") is contemplating a transaction pursuant to which Tyco International Ltd. ("Tyco") would acquire all of the outstanding shares (the "Shares") of Common Stock of the Company (the "Transaction"). The Transaction will be effected through a merger (the "Merger") of Merger Subsidiary, Inc. ("Acquisition Corp."), an indirect wholly-owned subsidiary of Tyco, with and into the Company pursuant to which, among other things, (i) the Company would become a wholly-owned subsidiary of Tyco, (ii) each outstanding Share (other than treasury Shares) would be converted into the right to receive $30.00 in cash (the "Transaction Consideration"), and (iii) concurrent with the consummation of the Merger, the holder of each outstanding option to purchase Shares not previously exercised would receive in cash, upon cancellation of such option, an amount equal to the positive difference, if any, between $30.00 and the exercise price per Share of such option multiplied by the number of Shares subject to such option. The terms and conditions of the Transaction are more fully described in the proposed Agreement and Plan of Merger (the "Merger Agreement").

You have requested that Schroder & Co. Inc. ("Schroders") render an opinion (the "Opinion"), as investment bankers, as to the fairness, from a financial point of view, of the Transaction Consideration to be received by the stockholders of the Company other than Tyco, Acquisition Corp., and affiliates.

Schroders, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placement and valuations for estate, corporate and other purposes. Schroders has acted as financial advisor to Central with respect to the Transaction for which we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction. We have in the past provided certain investment banking services to the Company, for which we received customary fees.

In connection with the Opinion set forth herein we have, among other things:

o        reviewed a draft, dated June 15, 1999, of the Merger Agreement;
o reviewed the Company's Annual Reports on Form 10-K for the fiscal years ended October 31, 1994 through 1998, including the audited consolidated financial statements contained therein;
o reviewed the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, including the unaudited consolidated financial statements contained therein;
o reviewed historical financial results of the Company and its subsidiaries prepared by management;
o has discussed with the senior management of the Company regarding the business, operations and prospects of the Company and its subsidiaries;
o        reviewed financial projections of the Company prepared by management;
o performed various analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including (i) an analysis of premiums paid in public merger and acquisition transactions; (ii) the application to the financial results and projections of the Company of the public trading multiples of companies which we deemed comparable to the Company; (iii) the application of the multiples reflected in recent merger and acquisition transactions involving businesses which we deemed comparable to the financial results of the Company; and (iv) discounting the projected cash flows of the Company's operations;

o        solicited indications of interest from other potential buyers;
o reviewed historical trading prices and volume of the Company's common stock; and
o performed such of the financial studies, analyses, inquiries and investigations as we deemed appropriate.

In rendering the Opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, or been furnished with any such appraisals. With respect to financial forecasts for the Company, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of management as to the expected future financial performance of the Company.

The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

In the ordinary course of our business, we may hold and actively trade securities of the Company (including the Shares) for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Transaction or any aspect thereof and is not a recommendation to any person on how such person should vote in the consideration of the Merger. The Opinion relates solely to the fairness, from a financial point of view, of the Transaction Consideration to the stockholders of the Company other than Tyco, Acquisition Corp., and affiliates. We express no opinion herein as to the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the merger or the decision of the Board of Directors of the Company to proceed with the Merger, nor, do we express any opinion on the structure, terms or effect of any other aspect of the Transaction.

This Opinion has been prepared at the request and for the use of the Board of Directors of the Company in evaluating the fairness from a financial point of view of the Transaction Consideration to the stockholders of the Company other than Tyco, Acquisition Corp., and Affiliate, and shall not be reproduced, summarized, described or referred to, or provided to any other person, or used for any other purpose, without Schroders' prior written consent, except that this letter may be reproduced in full, subject to our review and consent to the manner or reproduction and distribution, in filings with the Securities and Exchange Commission that are necessary in connection with the Merger.

Based upon and subject to all of the foregoing, we are of the opinion, as investment bankers, that the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company other than Tyco, Acquisition Corp., and their affiliates.

                                                          Very truly yours,



                                                          SCHRODER & CO., INC.

                                                                      APPENDIX C

15 Pa.C.S.A. Section 1571

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1571     Application and effect of subchapter.--

          (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).
         Section 1930 (relating to dissenters rights).
         Section 1931(d) (relating to dissenters rights in share exchanges).
         Section 1932(c) (relating to dissenters rights in asset transfers).
         Section 1952(d) (relating to dissenters rights in division).
         Section 1962(c) (relating to dissenters rights in conversion).
         Section 2104(b) (relating to procedure).
         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
         Section 2325(b) (relating to minimum vote requirement).
         Section 2704(c) (relating to dissenters rights upon election).
         Section 2705(d) (relating to dissenters rights upon renewal of election).
         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
         Section 7104(b)(3) (relating to procedure).

         (b)      Exceptions.--

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                           (i)  listed on a national securities exchange;  or

                           (ii)  held of record by more than 2,000 shareholders;

                           shall not have the right to obtain payment of the
fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i)      Shares converted by a plan if the shares are
not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                           (ii)     Shares of any preferred or special class
unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                           (iii) Shares entitled to dissenters rights under
section 1906(c) (relating to dissenters
rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2)      A copy of this subchapter.

         (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

15 Pa.C.S.A. Section 1572

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1572  Definitions.--

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by Merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

15 Pa.C.S.A. Section 1573

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1573    Record and beneficial holders and owners.--

         (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

          (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

15 Pa.C.S.A. Section 1574

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1574    Notice of intention to dissent.--

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

15 Pa.C.S.A. Section 1575

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1575    Notice to demand payment.--

         (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4)      Be accompanied by a copy of this subchapter.

          (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

 15 Pa.C.S.A. Section 1576

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1576    Failure to comply with notice to demand payment, etc.--

         (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

15 Pa.C.S.A. Section 1577

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1577    Release of restrictions or payment for shares.--

         (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


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



15 Pa.C.S.A. Section 1578

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1578    Estimate by dissenter of fair value of shares.--

         (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


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



15 Pa.C.S.A. Section 1579

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
             PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                             PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
              CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                        SUBCHAPTER D. DISSENTERS RIGHTS



ss.1579    June 18, 1999 Valuation proceedings generally.--

           (a) General rule.--Within 60 days after the latest of:

               (1) Effectuation of the proposed corporate action;

               (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

               (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


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



15 Pa.C.S.A. Section 1580

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS



ss.1580    Costs and expenses of valuation proceedings.--

         (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.


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


15 Pa.C.S.A. Section 1930

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
                         CHAPTER 19. FUNDAMENTAL CHANGES
     SUBCHAPTER C. MERGER, CONSOLIDATION, SHARE EXCHANGES AND SALE OF ASSETS



ss.1930    Dissenters rights.--

         (a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a Merger or consolidation pursuant to a plan of Merger or consolidation objects to the plan of Merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a Merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

         (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).


                                      C-12